Exhibit 2

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

ASHFORD HOSPITALITY PRIME, INC.,

Plaintiff,

v.

SESSA CAPITAL (MASTER), L.P., SESSA CAPITAL GP, LLC, SESSA CAPITAL IM, L.P., SESSA CAPITAL IM GP, LLC, JOHN E. PETRY, PHILIP B. LIVINGSTON, LAWRENCE A. CUNNINGHAM, DANIEL B. SILVERS and CHRIS D. WHEELER,

Defendants;

) ) ) ) ) ) ) ) ) ) ) ) ) ) )
SESSA CAPITAL (MASTER), L.P., Counterclaim-Plaintiff; v. ASHFORD HOSPITALITY PRIME, INC., Counterclaim-Defendant	) ) ) ) ) ) ) ) ) )	NO. 3:16-cv-00527-N

SESSA CAPITAL (MASTER), L.P.

Third-Party Plaintiff,

v.

ASHFORD INC., ASHFORD HOSPITALITY ADVISORS LLC, MONTY J. BENNETT, DOUGLAS A. KESSLER, STEFANI D. CARTER, CURTIS B. MCWILLIAMS, W. MICHAEL MURPHY, MATTHEW D. RINALDI, and ANDREW STRONG,

Third-Party Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) )

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DEFENDANTS’ ANSWER, COUNTERCLAIMS & THIRD-PARTY CLAIMS

ANSWER

Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Philip B. Livingston, Lawrence A. Cunningham, Daniel B. Silvers and Chris D. Wheeler (collectively “Defendants”), by and through their undersigned counsel, hereby respond to Plaintiff’s Original Complaint as follows:

NATURE OF THE ACTION

1.          Ashford Prime seeks declaratory and injunctive relief to prevent Defendants from proceeding with an unfair and illegal proxy contest to seize control of the Board of Directors of Ashford Prime (the “Ashford Prime Board”) on the basis of material misrepresentations and omissions intended to mislead Ashford Prime, its stockholders, and the investing public in violation of the federal securities laws, including Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

ANSWER: Defendants admit that Plaintiffs purport to assert claims for declaratory and injunctive relief under Sections 13(d) and 14(a) of the Exchange Act. Defendants deny the remaining allegations of this paragraph.

2.          Ashford Prime is a publicly traded corporation that invests primarily in luxury and upscale hotels in gateway and resort locations. Sessa, which Defendant Petry founded and manages, consists of a group of privately held hedge funds and affiliates that have taken a position in Ashford Prime on behalf of undisclosed investors. Although Sessa owns less than ten percent of Ashford Prime stock and has no prior management or operational experience in the hospitality industry, it seeks outright control of Ashford Prime’s Board of Directors by capturing five of seven seats on the Board. Thus, Sessa seeks to trap the Company’s stockholders in a partnership without providing those shareholders basic – and legally required – information about who their new controlling partners are or what they plan to do once they obtain control of Ashford Prime.

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ANSWER: Defendants admit that Ashford Prime is a publicly traded corporation that invests primarily in luxury and upscale hotels in gateway and resort locations, that Petry founded and manages Sessa, and that Sessa owns less than ten percent of Ashford Prime stock. Defendants deny the remaining allegations of this paragraph.

3.          The Proxy Materials and other documents filed by Sessa recklessly fail to provide critical information required for the Company’s stockholders to make informed voting decisions and contain numerous false and misleading statements, as well as material omissions, including by:

•            Failing to disclose plans and proposals for Ashford Prime and its assets if they prevail in the proxy contest;

•            Failing to disclose the significant economic risks to the Company and its stockholders that may arise from the realization of Defendants’ scheme, including by the election of the Purported Nominees to the Ashford Prime Board or the sale of the Company and its assets, including that such events may cause the Company to pay its counterparties hundreds of millions of dollars under the Advisory Agreement and Credit Agreement;

•            Falsely stating that the magnitude of the Termination Fee was increased by the Third Amended Advisory Agreement, when, in fact, on any given day, the magnitude of the Termination Fee as calculated has not been altered by the amendment;

•            Falsely claiming that Ashford Prime sold voting stock to holders of a limited partnership for $43,750, when, in fact, Ashford Prime received valuable consideration in the form of amendments to the Partnership Agreement for the sale;

•            For several weeks, concealing Defendant Livingston’s purchase of approximately $50,000 in shares of Ashford Prime’s common stock while possibly in the possession of material, non-public information regarding Sessa’s plans for the Company;

•            Failing to disclose the formation of a “group” by Sessa and Livingston for purposes of the federal securities laws;

•            Making false and materially misleading statements impugning the character, integrity and reputation of Ashford Prime’s directors and management (while, at the same time, submitting for election a purported slate of nominees that has raised serious questions, with respect to potential violations of the insider trading laws and resume-padding);

•            Failing to disclose that their refusal to comply with the Advance Notice Requirements likely rendered the notice of nomination invalid and that their nominees may lawfully not be permitted to stand for election; and

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•            Failing to disclose numerous messages posted in a members-only investor forum called the “Value Investors Club” founded and controlled by Defendant Petry.

ANSWER: Denied.

4.          It is obvious that Sessa planned to intentionally mislead the Company’s stockholders into supporting a ruinous plan to strip Ashford Prime of assets and value in order to extract a short-term profit for itself and its own investors. Sessa hopes to manufacture a short- term – and short-lived – increase in Ashford Prime’s stock price or a quick sale of Ashford Prime or its assets so that it can sell out of its position and get a quick profit. What Sessa has not told the public is that, at a minimum, its plans will create this fleeting increase over current depressed market prices at the expense of long-term stockholder value. At worst, its plans will trigger hundreds of millions of dollars in liabilities for Ashford Prime and its stockholders and precipitate costly and unnecessary litigation with Ashford Prime’s business partners and creditors.

ANSWER: Denied.

5.          Defendants’ scheme to install Petry and the individual Defendants (Sessa’s “Purported Nominees”) on the Ashford Prime Board and seize control is being perpetrated through repeated falsehoods and material omissions that appear to be intended to deprive the Ashford Prime Board and Ashford Prime’s stockholders of the opportunity to meaningfully evaluate the character and qualifications of the Purported Nominees or the chance to assess the undisclosed plans that Sessa and the Purported Nominees intend to implement with respect to the Company and its assets.

ANSWER: Denied.

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6.          For example, Defendants’ filings are devoid of any explanation of Defendants’ plans to abandon the Ashford Prime Board’s strategic review process in favor of a hasty sales process calculated to benefit the narrow, short-term interests of Defendants without regard to the long-term interests of the Company or its stockholders. Defendants’ undisclosed intention to engage in a rushed sale of the Company without the benefit of a measured process may cost the Company’s stockholders tens or hundreds of millions of dollars. These material omissions violate Sections 13(d) and 14(a) of the Exchange Act.

ANSWER: Denied.

7.          Defendants also have failed to disclose that the election of their Purported Nominees, and implementation of their secret plans to sell the Company and its assets, may trigger covenants in a credit agreement and an advisory agreement requiring the Company to pay its contractual counterparties hundreds of millions of dollars. Indeed, Defendants’ failure to disclose these material risks suggests that, once in control of Ashford Prime, Defendants may intend to renege on the Company’s contractual obligations, thus exposing the Company to potentially massive liability and costly litigation while also undermining the Company’s reputation and hindering its continued ability to access the credit markets. These material omissions also violate Sections 13(d) and 14(a) of the Exchange Act.

ANSWER: Denied.

8.          In addition, unbeknownst to the Company’s stockholders and the investing public, Defendants’ purported slate is invalid because Defendants have refused to provide important information required by, and flatly refuse to comply with, the procedures set forth in the Company’s Bylaws. In what appears to be an intentional attempt to short-circuit any meaningful evaluation of the Purported Nominees by the Ashford Prime Board or Ashford Prime’s stockholders, Defendants have stonewalled repeated entreaties for additional information by the Company and the Ashford Prime Board, refusing to provide material information on the basis of, among other things, a supposed “spousal privilege.” In so doing, Defendants have rendered their notice of nomination invalid, and the Company has the power to refuse to permit the Purported Nominees to stand for election at this year’s annual meeting. Nowhere do Defendants disclose to Ashford Prime’s stockholders that the Purported Nominees may not be permitted to stand for election at all and that a vote for them may be a nullity.

ANSWER: Denied.

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9.          Sessa’s refusal to comply with Ashford Prime’s Advance Notice Bylaws or permit the Ashford Prime Board to vet the Purported Nominees as required by its agreements with its creditors and counterparties, moreover, plainly flows from the fact – also concealed from stockholders – that the Purported Nominees are unfit and unprepared to represent the Company’s stockholders in Ashford Prime’s boardroom.

ANSWER: Denied.

10.         The limited information that Defendants have provided, and what has been uncovered in the investigation undertaken by the Company, establish multiple significant misstatements relating to the Purported Nominees’ trading history and qualifications that raise serious questions about their integrity and Defendants’ aims. For example, Defendants failed to disclose to Ashford Prime that one of its purported nominees, Philip Livingston, purchased approximately $50,000 worth of Ashford Prime Stock while possibly in possession of material, non-public information relating to Sessa’s plans and proposals for the Company and its assets. Defendants’ failure to provide even basic documentation with respect to Livingston’s trading in Ashford Prime’s stock raises serious questions as to potential violations of the insider trading laws. The investigation also has revealed that Livingston appears to be guilty of resume-padding by falsely claiming that he is currently a Certified Public Accountant.

ANSWER: Defendants admit that Livingston does not currently hold a license as a Certified Public Accountant. Defendants deny the remaining allegations of this paragraph.

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11.         Making matters worse, Plaintiffs’ believe Defendants have failed to disclose that they formed a “group” for purposes of Section 13(d) despite collectively acquiring 2,334,726 shares, representing more than 8.2% of the Ashford Prime’s outstanding stock. This, too, violates Ashford Prime’s Bylaws.

ANSWER: Denied.

12.         As a result of Defendants’ failure to comply with the federal securities laws and the Company’s Bylaws, the Ashford Prime Board and the Company’s stockholders have been deprived of the information necessary to evaluate the suitability of the Purported Nominees or the aims of Sessa’s campaign. Defendants should not be granted an unfair advantage in their efforts to seize control of the Ashford Prime Board and must be subject to the same rules applicable to all potential candidates to serve on a board of directors under the federal securities laws.

ANSWER: Denied.

THE PARTIES

13.         Plaintiff Ashford Hospitality Prime, Inc. (“Ashford Prime”) is a publicly traded Maryland corporation with a principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Ashford Prime has elected to be taxed as a REIT under the Internal Revenue Code. Ashford Prime does not have any dedicated employees and is run and operated by Ashford LLC and Ashford Inc.

ANSWER: Admitted.

14.         Non-party Ashford Hospitality Prime Limited Partnership (the “Ashford Operating Partnership”) is the entity through which Ashford Prime conducts its business and owns substantially all of its assets. Ashford Prime, through its wholly owned subsidiary, Ashford Prime OP General Partner LLC, is the general partner of Ashford Operating Partnership.

ANSWER: Admitted.

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15.         Non-party Ashford Hospitality Advisors LLC (“Ashford LLC”) is a limited liability company organized under the laws of Delaware. Non-party Ashford Inc. is a publicly traded Delaware corporation and is the parent company of Ashford LLC. Together, Ashford LLC and Ashford Inc. manage and operate Ashford Prime pursuant to the advisory agreement between Ashford Prime, the Ashford Operating Partnership, Ashford Prime TRS Corporation, Ashford Inc. and Ashford LLC, dated as of November 19, 2013 and amended and restated on May 13, 2014, November 3, 2014 and June 10, 2015 (the “Advisory Agreement”).1

ANSWER: Admitted.

16.         Defendant Sessa Capital (Master), L.P. (“Sessa Capital”) is a Cayman Islands exempted limited partnership with a principal place of business at 1350 Avenue of the Americas, Suite 3110, New York, New York 10019. Sessa Capital GP, LLC, (“Sessa Capital GP”), is the sole general partner of Sessa Capital. Sessa Capital IM, L.P. (“Sessa IM”) is the investment adviser for Sessa Capital. Sessa IM GP, LLC (“Sessa IM GP”) is the sole general partner of Sessa IM.

ANSWER: Admitted.

17.         Defendant Sessa Capital GP is a Delaware limited liability company with a principal place of business at 1350 Avenue of the Americas, Suite 3110, New York, New York 10019.

ANSWER: Admitted.

18.         Defendant Sessa IM is a Delaware limited partnership with a principal place of business at 1350 Avenue of the Americas, Suite 3110, New York, New York 10019.

ANSWER: Admitted.

19.         Defendant Sessa IM GP is a Delaware limited liability company with a principal place of business at 1350 Avenue of the Americas, Suite 3110, New York, New York 10019.

ANSWER: Admitted.

1 Ashford Inc. was spun off from Ashford Trust on November 13, 2014, and entered into the Advisory Agreement on June 10, 2015.

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20.         Defendant John E. Petry resides at 275 Central Park West, Apartment 13C, New York, New York 10024. Defendant Petry is the founder of Sessa Capital and its managing partner. Defendant Petry also is the manager of Sessa Capital GP and Sessa IM GP. Defendant Petry is a Purported Nominee to the Ashford Prime Board.

ANSWER: Defendants admit that Petry resides at 275 Central Park West, Apartment 13C, New York, New York 10024. Defendants admit that Defendant Petry is the founder of Sessa Capital, that he is the manager of Sessa Capital GP and Sessa IM GP, and that he is one of the five individuals Sessa Capital will nominate for election as directors of Ashford Prime (the “Sessa Candidates”).

21.         Defendant Philip B. Livingston resides at 7145 Cedarwood Circle, Boulder, Colorado 80301. Defendant Livingston is a Purported Nominee to the Ashford Prime Board.

ANSWER: Admitted.

22.         Defendant Lawrence A. Cunningham resides at 115 E 9th Street, Apartment 10A, New York, New York 10003. Defendant Cunningham is a Purported Nominee to the Ashford Prime Board.

ANSWER: Admitted.

23.         Defendant Daniel B. Silvers resides at 1199 Park Avenue, Apartment 17A, New York, New York 10128. Defendant Silvers is a Purported Nominee to the Ashford Prime Board.

ANSWER: Admitted.

24.         Defendant Chris D. Wheeler resides at 2701 NE 42nd Street, Lighthouse Point, Florida 33064. Defendant Wheeler is a Purported Nominee to the Ashford Prime Board.

ANSWER: Admitted.

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JURISDICTION AND VENUE

25.         This action arises under Sections 13(d) and 14(a) of the Exchange Act, 15 U.S.C. §§ 78m(d), 78n(a), and rules and regulations promulgated thereunder.

ANSWER: Defendants admit that Plaintiffs purport to assert claims under Sections 13(d) and 14(a) of the Exchange Act, 15 U.S.C. §§ 78m(d), 78n(a), and rules and regulations promulgated thereunder. Defendants deny the remaining allegations of this paragraph.

26.         Venue in this district is proper pursuant to 28 U.S.C. § 1391 and Section of the Exchange Act, as amended, 15 U.S.C. § 78aa, because various acts or transactions constituting the offenses herein occurred within the Northern District of Texas. Among other things, Defendants’ misleading proxy solicitation materials were (i) transmitted to and received by Ashford Prime, whose headquarters and principal place of business is in this District, and (ii) filed with the U.S. Securities and Exchange Commission (“SEC”) in anticipation and for the purpose of their distribution to Ashford Prime’s stockholders, including stockholders located within this District, in order to obtain proxies to be used at Ashford Prime’s annual stockholders meeting intended to be held in this District.

ANSWER: Defendants admit that venue is proper in this district. Defendants deny the remaining allegations of this paragraph.

27.         This court has jurisdiction over the subject matter of this action based on 28 U.S.C. § 1331 and Section 27 of the Exchange Act, as amended, 15 U.S.C. § 78aa.

ANSWER: Admitted.

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FACTUAL BACKGROUND

I.           Ashford Prime And The Advisory Agreement

28.         On November 19, 2013, Ashford Prime was spun off from Ashford Trust as a public company through the distribution of Ashford Prime’s outstanding common stock to stockholders of Ashford Trust.

ANSWER: Admitted.

29.         Also on November 19, 2013, Ashford Prime entered into the Advisory Agreement with Ashford LLC. Pursuant to the Advisory Agreement, Ashford LLC and, under a subsequent amendment, Ashford Inc., manage and operate Ashford Prime, including by (i) acting as Ashford Prime’s advisor, (ii) implementing Ashford Prime’s investment, strategies and decisions, (iii) managing Ashford Prime’s day-to-day operations, subject to the supervision and oversight of the Ashford Prime Board, and (iv) providing and obtaining, on behalf of Ashford Prime, the personnel and services necessary for Ashford Prime to conduct its business.

ANSWER: Defendants admit that on November 19, 2013, Ashford Prime entered into the Advisory Agreement with Ashford LLC. Defendants lack sufficient information to form a belief as to the truth of the remaining allegations of this paragraph and therefore deny them.

30.         The Advisory Agreement has (and always had) included a right to terminate the Advisory Agreement and receive a Termination Fee (the “Termination Fee”) upon the occurrence of certain events that constitute a “Company Change of Control.”

ANSWER: Defendants admit that the November 19, 2013 Advisory Agreement filed by Ashford Prime with its SEC filings contained a right of Ashford Prime to terminate the Advisory Agreement upon certain events defined as a “Company Change of Control” and pay Ashford LLC a “COC Termination Fee” as a result. Defendants lack sufficient information to form a belief as to the truth of the remaining allegations of this paragraph and therefore deny them.

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31.         The Advisory Agreement has been amended three times, including on or about May 13, 2014, November 3, 2014, and June 10, 2015. On each occasion, the amendments were evaluated and approved by the independent directors of the Ashford Prime Board. The terms of each of the amendments were publicly disclosed and made available to the Company’s stockholders and the investing public. See Ashford Prime Form 8-K, filed May 14, 2014; Ashford Prime Form 10-Q, filed Nov. 7, 2014, Ex. 10.1; Ashford Prime Form 8-K, filed June 12, 2015. These amendments, and the existence of the Advisory Agreement and its terms, were publicly known and known to Defendants at all times that they invested in Ashford Prime.

ANSWER: Defendants admit that the Advisory Agreement has been amended and restated three times and that such amendments and restatements were filed with the SEC and publicly available. Defendants lack sufficient information to form a belief as to the truth of the remaining allegations of this paragraph and therefore deny them.

32.         Among other things, the most recent amendment, memorialized on June 10, 2015 as the third amended and restated Advisory Agreement with Ashford Hospitality Prime Limited Partnership, Ashford Prime TRS Corporation, Ashford Inc., and Ashford LLC (the “Third Amended Advisory Agreement”): (i) clarifies the calculation of the Termination Fee (but does not alter the magnitude of the Termination Fee, as on any given day, the magnitude of the Termination Fee as calculated under the amendment would be the same as calculated under previous amendments); and (ii) modifies the definition of “Company Change of Control” to include a change in the composition of the majority of the directors of the Ashford Prime Board. Critically, the Third Amended Advisory Agreement provides the incumbent Ashford Prime Board with the discretion to evaluate and approve properly vetted and qualified director nominees as “continuing directors.” Upon such a determination by the incumbent Board, a Company Change of Control does not occur and the Termination Fee is not triggered.

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ANSWER: Defendants admit that the Third Amended Advisory Agreement purports to modify the definition of “Company Change of Control” to include a change in the composition of the majority of the directors of the Ashford Prime Board and that it also purports to provide the incumbent Ashford Prime Board with the discretion to approve director nominees as “continuing directors” to avoid triggering the Termination Fee. Defendants deny the remaining allegations of this paragraph, and specifically deny that these purported changes to the Third Amended Advisory Agreement are valid and that the magnitude of the Termination Fee was not altered.

II.	Defendants’ Coordinated Accumulation Of An Activist Position In Ashford Prime

33.         Section 13(d) of the Exchange Act was enacted to prevent the rapid secret accumulation of stock in a publically traded company and to alert stockholders when someone is seeking control of a company.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

34.         In this regard, Section 13(d) of the Exchange Act provides that:

any person who, after acquiring directly or indirectly the beneficial ownership of any equity security of [a publicly traded company] is directly or indirectly the beneficial owner of more than five percent of the class shall, within ten days after such acquisition …file with the [SEC] a [Schedule 13D].

15 U.S.C. §78m(d).

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

35.         In order to prevent an activist like Sessa from secretly warehousing shares in friendly hands, the Exchange Act and the rules enacted by the SEC require the disclosure of all members of a group of investors acting in concert. Under the rules, nominees in a proxy contest who buy shares are a part of the group and they must be included on Schedule 13D and their holdings must also be disclosed.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

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36.         Between March 2015 and January 2016, Defendants purchased 2,334,726 shares of Ashford Prime common stock, making Sessa the direct and beneficial owner of 8.2% of the Company’s outstanding common stock.

ANSWER: Defendants admit that Sessa purchased 2,330,726 shares of Ashford Prime common stock between March 2015 and December 2015, making Sessa the direct and beneficial owner of approximately 8.2% of the outstanding common stock. Defendants admit that Livingston purchased 4,000 shares of Ashford Prime common stock on January 19, 2016.

37.         On September 2, 2015, Sessa filed with the SEC a Schedule 13D (“Sept. 2, 2015 Sch. 13D”), disclosing its ownership of 2,060,207 shares of Ashford Prime common stock, constituting 7.2% of the outstanding common stock.

ANSWER: Admitted.

38.         On December 11, 2015, Sessa filed with the SEC an amendment to its Schedule 13D (“Dec. 11, 2015 Sch. 13D/A”), disclosing ownership of 2,330,726 shares of Ashford Prime common stock, constituting 8.2% of the outstanding common stock.

ANSWER: Admitted.

39.         On January 15, 2016, Sessa filed with the SEC an amendment to its Schedule 13D (“Jan. 15, 2016 Sch. 13D/A”) and soliciting materials under Rule 14a-12 on Schedule 14A (“Jan. 15, 2016 DEFN14A”), again listing Sessa as the owner of 8.2% of Ashford Prime common stock.

ANSWER: Admitted.

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40.         In January 2016, after being put forth as a Purported Nominee by Sessa, Defendant Livingston purchased 4,000 shares of Ashford Prime’s common stock. Defendants never amended their Schedule 13D to disclose Livingston’s secret purchase of Ashford Prime stock, and did not even disclose the purchase until it filed solicitation materials under Rule 14a-12 on February 4, 2016. Even then Sessa only disclosed this material information in the last sentence of the legend affixed to the DEFN14A (or, in other words, the fine print).

ANSWER: Defendants admit that Defendant Livingston purchased 4,000 shares of Ashford Prime’s common stock on January 19, 2016. Defendants deny the remaining allegations of this paragraph.

41.         As set forth in more detail below, Livingston’s purchase of Ashford Prime stock, while presumably in possession of Sessa’s undisclosed proposals and plans for the Company and its assets, raises serious questions as to potential violations of the insider trading laws.

ANSWER: Denied.

42.         Equally confounding, despite collectively accumulating a large position in the Company’s stock, Defendants still disclaim in Sessa’s Section 13(d) disclosures on Schedule 13D to the Company, its stockholders and the investing public that they have formed and are acting as a group.

ANSWER: Denied. Defendants specifically deny that they have formed and are acting as a group.

III.	Ashford Prime Announces The Commencement Of The Strategic Review

43.         On August 28, 2015, Ashford Prime announced that the independent directors of the Ashford Prime Board decided to conduct a strategic review to explore a full range of strategic alternatives, including a possible sale of Ashford Prime (the “Strategic Review”). In connection with the Strategic Review, the independent directors retained sophisticated legal and financial advisors.

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ANSWER: Defendants admit that on or about August 28, 2015, Ashford Prime made an announcement that it would conduct a strategic review. Defendants lack sufficient information to form a belief as to the truth of the remaining allegations of this paragraph and therefore deny them.

44.         The Strategic Review is and was intended to be a careful and measured process that would consider whether it was in the interests of all of Ashford Prime’s stockholders to remain independent, sell the Company or some of its assets, merge with or purchase other companies or provide value or liquidity to Ashford’s stockholders or pursue other alternatives. Since August 2015, the Ashford Prime Board has conducted a thorough and deliberative process with management and its legal and financial advisors to consider all available options.

ANSWER: Defendants lack sufficient information to form a belief as to the truth of the allegations of this paragraph and therefore deny them.

IV.	Ashford Prime Engages The Sessa Defendants

45.         Between June 10, 2015 and January 2016, Ashford Prime’s management and certain members of the Ashford Prime Board met with the Sessa Defendants, including Defendant Petry, on multiple occasions to discuss Ashford Prime’s long-term interests and the amendments to its Advisory Agreement.

ANSWER: Defendants admit that between July 2015 and January 2016, certain members of Ashford Prime’s management and Board met with Defendant Petry and other representatives of certain of the Sessa Defendants on several occasions to discuss Ashford Prime’s long-term interests, the amendments to its Advisory Agreement and other matters. Defendants deny the remaining allegations of this paragraph.

46.         In these discussions, the Sessa Defendants refused to meaningfully engage the Company in a discussion of the long-term interests of the Company and its stockholders.

ANSWER: Denied.

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47.         Instead, the Sessa Defendants repeatedly urged that Ashford Prime short-circuit the Strategic Review and commence a hasty, fire-sale process in furtherance of the Sessa’ Defendants’ short-term interests.

ANSWER: Denied.

48.         In addition, the Sessa Defendants repeatedly demanded that Ashford Prime renegotiate its Advisory Agreement with Ashford Inc. to reduce or eliminate the Termination Fee. Despite repeated requests, the Sessa Defendants refused to identify any consideration that they believed could be offered by Ashford Prime to Ashford Inc. and essentially demanded that Ashford Prime somehow repudiate the Termination Fee or obtain its reduction or elimination in exchange for no consideration.

ANSWER: Defendants admit that Defendant Petry expressed concerns regarding the Third Amended Advisory Agreement and stated his belief that Ashford Prime should, at a minimum, renegotiate the Termination Fee. Defendants otherwise deny the allegations of this paragraph.

V.	Defendants Purport To Submit A Slate Of Purported Nominees Yet Refuse To Abide By The Company’s Advance Notice Requirements In The Bylaws

49.         Article I, Section 11 of the Ashford Prime amended and restated bylaws, dated November 5, 2013 (the “Advance Notice Requirements”) governs the procedure and requirements for stockholder nominations of individuals for election to the Ashford Prime Board at an annual meeting of stockholders, including with respect to timeliness and the information that must be provided in order for such individuals to be eligible for nomination for election by stockholders as directors.

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish a deadline for stockholders to notify Ashford Prime of nominations of individuals for election to the Ashford Prime Board at an annual meeting of stockholders. Defendants otherwise deny the allegations of this paragraph. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

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50.         Ashford Prime, like many other publicly-traded U.S. corporations, has adopted the Advance Notice Requirements to ensure that persons who seek to run a proxy contest to elect themselves or their designees to the Board of Directors provide to Ashford Prime and its stockholders well in advance of any election detailed information concerning their proposed slate of directors, including their background and qualifications, their investment, if any, in Ashford Prime and what they plan to do if elected. Much of this information is also required by federal proxy rules; all of it bears directly on whether a nominee or his or her backer will be a fit representative of the stockholders.

ANSWER: Denied.

51.         The Advance Notice Requirements provide that the information must be provided to the Company far enough in advance of the annual meeting to allow the Company to review and confirm the qualifications of such nominees. Failure to comply with the Advance Notice Requirements thwarts this purpose and renders any such notice of intent to nominate invalid. Where, as here, an investor refuses to abide by the Advance Notice Requirements, the Company may lawfully refuse to permit its Purported Nominees to stand for election at the annual meeting.

ANSWER: Denied. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

52.         Under the Advance Notice Requirements, stockholder nominations must be received by the Company not less than 90 days and not more than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

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ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such deadlines. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

53.         The 2015 Annual meeting was held on May 12, 2015. Thus, the period during which stockholders could deliver a notice of nominations for the 2016 annual meeting ran from December 19, 2015 to January 18, 2016.

ANSWER: Admitted, except that because Ashford Prime’s offices were closed on December 19 and 20, 2015 and January 16, 17 and 18, 2016 the period was December 21, 2016 to January 15, 2016.

54.         Defendants waited almost until the eve of that deadline, January 15, 2016, to notify Ashford Prime that Defendants intended to nominate the Purported Nominees for election to the Ashford Prime Board and provide partially completed questionnaires for each Purported Nominee (the “Nomination Materials”). Incredibly, Defendants purported to impose a deadline of February 1, 2016 for the Ashford Prime Board to “approve” the Purported Nominees and without full information deem them “continuing directors” under the Advisory Agreement, thereby preventing the occurrence of a Company Change Of Control and precluding the triggering of the Termination Fee. Defendants’ demand is all the more incredible considering their refusal to provide the information required or the time necessary to make this evaluation.

ANSWER: Defendants admit that on January 15, 2016, Sessa Capital notified Ashford Prime that Sessa Capital intended to nominate the Sessa Candidates for election to the Ashford Prime Board and provided all materials required by the Bylaws. Defendants otherwise deny the allegations of this paragraph.

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55.         The Advance Notice Requirements require nominating stockholders (each, a “Nominating Stockholder”) to provide, with respect to each Purported Nominee, all information relating to the Purported Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Purported Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules promulgated thereunder.” Bylaws, Art. I, Sec. 11(a)(3)(i).

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

56.         The Advance Notice Requirements require, as to (i) the Nominating Stockholder, (ii) any Purported Nominee and (iii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), affiliate or person acting in concert with the Nominating Stockholder (a “Stockholder Associated Person”), the following information: the class, series and number of all shares of Ashford Prime securities owned by the Nominating Stockholder, any Purported Nominee or Stockholder Associated Person, as well as the date on which such securities were acquired and the investment intent of such acquisition. Bylaws, Art. I, Sec. 11(a)(3)(iii)(A).

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

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57.         The Advance Notice Requirements obligate Nominating Stockholders to provide, with respect to each Purported Nominee, (i) a certificate executed by the Purported Nominees certifying that such Purported Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than Ashford Prime in connection with service or action as a director that has not been disclosed to the Company and (b) will serve as a director of the Company if elected and (ii) a completed questionnaire in the form provided by the Company that includes “all information relating to the Purported Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Purported Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules promulgated thereunder.” Bylaws, Art. I, Sec. 11(4).

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

58.         The Advance Notice Requirements also require Nominating Stockholders to comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated thereunder with respect to the Advance Notice Requirements.

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

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59.         The Advance Notice Requirements further require Nominating Stockholders to provide the name and address of any person who contacted or was contacted by the Nominating Stockholder or any Stockholder Associated Person about a Purported Nominee or other business proposal prior to such stockholder’s notice. Bylaws, Art. I, Sec. 11(a)(3)(vi).

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

60.         Moreover, the Advance Notice Requirements provide that if any information submitted by a Nominating Stockholder is inaccurate in any material respect, such information may be deemed not to have been provided in accordance with the Advance Notice Requirements.

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

61.         The Advance Notice Requirements also impose an obligation on Nominating Stockholders to notify the Company of any inaccuracy or material change within two business days of becoming aware of such inaccuracy or material change, and further provide that failure to provide such update shall cause the related information to be deemed not to have been provided in accordance with the Advance Notice Requirements. Bylaws, Art. I, Sec. 11(c)(1).

ANSWER: Defendants admit that the Advance Notice Requirements purport to establish such a requirement. Defendants further state that the Advance Notice Requirements speak for themselves and deny any characterization of the Advance Notice Requirements that differs from their literal terms.

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62.         On January 26, 2016, the Company identified to Defendants numerous material inaccuracies and deficiencies in the Nomination Materials. Notwithstanding that Defendants’ Nomination Materials were in violation of the Bylaws, the Company provided Defendants with an opportunity to cure such deficiencies. Among other things, the Nomination Materials failed to disclose (i) all information required under the Exchange Act and (ii) all information relating to the Purported Nominees that would be required to be disclosed in connection with the solicitation of proxies for the election of the Purported Nominees as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules promulgated thereunder.

ANSWER: Denied.

63.         The Nomination Materials also contained false and misleading statements that raise serious questions about the Purported Nominees’ qualifications. For example, in his Director Questionnaire, Livingston held himself out to be a Certified Public Accountant (“CPA”). On information and belief, this statement appears to be false because Defendant Livingston is not in fact a CPA. Livingston’s license appears to have expired in 2004 and was cancelled in 2009 by the California Board of Accountancy.

ANSWER: Denied.

64.         Defendants also violated the Advance Notice Requirements by failing to notify the Company, and within two business days, update the Nominating Materials, to disclose Defendant Livingston’s purchase of 4,000 shares of Ashford Prime stock in January 2016.

ANSWER: Denied. Defendants further state that: the acquisition of 4,000 shares by Livingston was not material and did not render the prior disclosures false or misleading; and Ashford Prime was aware of the purchase, which was disclosed to Ashford Prime and the public as required under the proxy rules.

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65.         Defendants failed to meaningfully respond to the Company’s request that they cure the deficiencies in the Nomination Materials in order to comply with the Advance Notice Requirements. On February 3, 2016, Defendant Petry sent a letter to the Chair of the Nominating and Corporate Governance Committee of the Board that failed to provide the vast majority of the material information missing from the Nomination Materials. Defendants justified their refusal to provide the missing information and noncompliance with the Advance Notice Requirements, in part, on the basis of a purported “spousal” privilege.

ANSWER: Denied.

66.         Notwithstanding Defendants’ untimeliness and refusal to provide the information required by the Advance Notice Requirements, on February 4, 2016, the Company continued to engage Defendants and requested to meet with each of the Purported Nominees in order to obtain the information necessary to properly evaluate their candidacies as required by the Company’s Credit Agreement and the Advisory Agreement. In response, on February 11, 2016, Defendants refused to make the Purported Nominees available for interviews and speciously demanded that the current directors of the Ashford Prime Board complete director questionnaires for review by Sessa.

ANSWER: Denied.

67.         Defendants failed to comply with the Advance Notice Requirements by failing to provide material information and comply with the rules and requirements of the Exchange Act, including Regulation 14A. Defendants have also failed to comply with the Advance Notice Requirements by failing to notify the Company of numerous deficiencies and inaccuracies in the Nomination Materials.

ANSWER: Denied.

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68.         Accordingly, the notice of nomination of the Purported Nominees is invalid under the Company’s Bylaws, and thus under Maryland law the Company is under no obligation to submit the Purported Nominees for election at the 2016 annual meeting. Nevertheless, the Defendants’ Preliminary Proxy Materials mislead stockholders by creating the false impression that stockholders will have the ability to vote for the Purported Nominees when in fact such a vote could have the same effect as an abstention or non-vote.

ANSWER: Denied.

VI.	Sessa Commences The Maryland Litigation

69.         In another tactic calculated to bully the Ashford Prime Board and evade the evaluation process, Sessa filed a lawsuit in Maryland state court on February 3, 2016 against Ashford Prime, the Ashford Prime Board, Ashford Inc. and Ashford LLC (the “Maryland Action”). In the Maryland Action, Sessa improperly seeks to have the court invalidate the Termination Fee and order the Board to approve the Purported Nominees. Notably, Sessa’s campaign to declare the Termination Fee invalid is belied by the terms of the Third Amended Advisory Agreement and the facts that (i) the Termination Fee has been in place at all times during the life of Ashford Prime, and (ii) Defendants accumulated 57% of their position after the Company entered into the Third Amended Advisory Agreement.

ANSWER: Defendants admit that Sessa commenced the Maryland Action on February 3, 2016, dismissed it on March 14, 2016, and that Defendants purchased 57% of their Ashford Prime shares after the Company entered into the Third Amended Advisory Agreement. Defendants otherwise deny the allegations of this paragraph.

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VII.	Defendants’ Proxy Materials Violate Section 14(a) Of The Exchange Act

70.         As described below, Defendants have violated Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including Rules 14a-9 and Rule 14a-101, by filing false and misleading proxy solicitation materials, including: the Preliminary Proxy Statement on Schedule 14A, filed on February 12, 2016 (the “Preliminary Proxy Statement”) (attached hereto as Exhibit 1), and soliciting materials filed pursuant to Rule 14a-12, including DEFN14A, filed on January 15, 2016 (attached hereto as Exhibit 2), DEFN14A, filed on February 2, 2016 (“Feb. 2, 2016 DEFN 14A”) (attached hereto as Exhibit 3), DEFN14A, filed on February 4, 2016 (“Feb. 4, 2016 DEFN14A”) (attached hereto as Exhibit 4), and DEFN14A, filed on Feb. 17, 2016 (“Feb. 17, 2016 DEFN14A”) (attached hereto as Exhibit 5) (the “Proxy Materials”).

ANSWER: Denied.

71.         The purpose of Section 14(a) is to protect stockholders by making it unlawful to obtain authorization for corporate action by means of deceptive or inadequate disclosure in a proxy solicitation.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

72.         Rule 14a-9, in turn, prohibits the filing by a nominating stockholder of any proxy material that contains “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

73.         In addition, Rule 14a-101 requires the nominating stockholders to disclose their plans with respect to transactions that it intends to cause the company to enter into. In particular, Item 5(b)(1)(xii) of Rule 14a-101 requires the disclosure of “any arrangement or understanding . . . “with respect to any future transactions to which the registrant or any of its affiliates will or may be a party.”

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

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74.         As set forth below, the Proxy Materials have deprived and continue to deprive the Company’s stockholders of the information that they require to properly evaluate the qualifications and integrity of Defendants’ slate of Purported Nominees, and Defendants’ plans and proposals for the Company and its assets, because each of the filings contains numerous false and misleading statements and material omissions.

ANSWER: Denied.

75.         In particular, Defendants:

•	failed to disclose their plans and proposals for Ashford Prime and its assets if they prevail in the proxy contest,

•	failed to disclose the significant economic risks to the Company and its stockholders that may arise from the realization of Defendants’ scheme, including by the election of the Purported Nominees to the Ashford Prime Board or the sale of the Company and its assets, including that such events may cause the Company to pay its counterparties hundreds of millions of dollars under the Advisory Agreement and Credit Agreement,

•	falsely stated that the magnitude of the Termination Fee was increased by the Third Amended Advisory Agreement, when, in fact, on any given day, the magnitude of the Termination Fee as calculated has not been altered by the amendment falsely claimed that Ashford Prime sold voting stock to holders of a limited partnership for $43,750, when, in fact, Ashford Prime received valuable consideration in the form of amendments to the Partnership Agreement for the sale,

•	for several weeks, concealed Defendant Livingston’s purchase of approximately $50,000 in shares of Ashford Prime’s common stock,

•	makes false and materially misleading statements impugning the character, integrity and reputation of Ashford Prime's directors and management, and

•	failed to disclose that their refusal to comply with the Advance Notice Requirements likely rendered the notice of nomination invalid and that their nominees may lawfully not be permitted to stand for election.

ANSWER: Denied.

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A.	Defendants’ Failure To Disclose Their Plans And Proposals For Ashford Prime

76.         In furtherance of their scheme to take control of the Company, the Proxy Materials conspicuously omit Defendants’ plan to abandon the Strategic Review in favor of a hasty sale of the Company and its assets. Indeed, Defendants have not identified any plans or proposals that they have for Ashford Prime. Defendants’ failure to disclose such plans and proposals violates Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including Rule 14a-9.

ANSWER: Defendants admit that the Proxy Materials do not discuss any plans or proposals to abandon the Strategic Review in favor of a hasty sale of the Company and its assets. Defendants deny the remaining allegations of this paragraph, including any suggestion that such plans exists.

77.         The Proxy Materials fail to provide any information regarding Defendants’ plans to effect a sale of Ashford Prime, including the identities of persons that they have contacted and their proposal for addressing the payment of the Termination Fee that would arise if all five of the Purported Nominees were elected to the Ashford Board or if Ashford Prime was sold.

ANSWER: Defendants admit that the Proxy Materials do not discuss any plans to effect a sale of Ashford Prime. Defendants deny the remaining allegations of this paragraph, including any suggestion that such plans exist.

78.         In particular, Sessa’s Proxy Materials fail to: (i) describe any plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation of Ashford Prime; (ii) describe any plans or proposals which relate to the sale or transfer of a material amount of assets of Ashford Prime; and (iii) disclose whether or not any Defendant has any arrangement or understanding with any person with respect to any future transactions to which Sessa will or may be a party.

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ANSWER: Defendants admit that the Proxy Materials do not discuss any of the transactions or arrangements specified in this paragraph. Defendants deny the remaining allegations of this paragraph, including any suggestion that Defendants have any such plans, proposals or arrangements.

79.         Defendants’ failure to disclose such material information effectively precludes Ashford Prime’s stockholders from making an informed voting decision with respect to the Purported Nominees.

ANSWER: Denied.

B.	Defendants’ Failure To Disclose Material Risks Related To A Change Of Control

80.         The Proxy Materials conspicuously omit any discussion of the significant economic risks posed to the Company and its stockholders by the election of the Purported Nominees and the realization of Defendants’ secret scheme to hastily sell the Company and its assets. Under both (i) a credit agreement, dated as of November 19, 2013, that provides a $150 million revolving credit facility to Ashford Prime (the “Credit Agreement”) and (ii) the Advisory Agreement, the election of the Purported Nominees and sale of the Company and its assets may constitute a Change of Control, immediately incurring liability in the hundreds of millions of dollars for the Company.

ANSWER: Defendants admit that the Third Party Defendants have wrongfully included Termination Fee provisions in the Advisory Agreement and a poison put in the Credit Agreement that are intended to coerce stockholders such that they will not elect directors other than those approved or recommended by the Third Party Defendants. Defendants deny the remaining allegations of this paragraph, including the suggestion that they have a “secret scheme to hastily sell the Company and its assets.”

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81.         Defendants’ failure to disclose these consequences and risks violates Rule14a-9.

ANSWER: Denied.

82.         The Credit Agreement provides Ashford Prime with a three-year, $150 million secured revolving credit facility, providing Ashford Prime financial flexibility to fund future acquisitions and hotel redevelopments. The revolving credit facility is provided to Ashford Operating Partnership, as the borrower, by a syndicate of financial institutions with Bank of America, N.A. serving as the administrative agent (the “Administrative Agent”). Ashford Prime and certain of its subsidiaries guarantee the revolving credit facility.

ANSWER: Defendants lack sufficient information to form a belief as to the truth of these allegations and therefore deny them.

83.         Under the Credit Agreement, the election of a majority of nominees not approved as “continuing directors” by the incumbent Board constitutes a Change of Control, which is an Event of Default under the Credit Agreement. See Credit Agreement at 83. Upon the occurrence of an Event of Default, the Administrative Agent may with the consent of certain lenders accelerate the entirety of any outstanding debt or require Ashford Prime’s subsidiary, Ashford Operating Partnership, to provide additional cash collateral. Id. at 84. This risk is not disclosed in the Proxy Materials. If there is an event of default will have an adverse effect on the Ashford Prime’s ability to raise capital going forward.

ANSWER: Defendants admit that the Credit Agreement contains the described “poison put.” Defendants deny the remaining allegations of this paragraph, and further state that they believe the provision is invalid and that in any event that no funds have been drawn on the Credit Agreement.

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84.         Similarly, under the Advisory Agreement, the election of the Purported Nominees may constitute a Company Change of Control entitling Ashford LLC and Ashford Inc. to terminate the Advisory Agreement and demand the immediate payment of the Termination Fee. This, too, is not disclosed in the Proxy Materials.

ANSWER: Defendants admit that the Third Party Defendants have wrongfully included Termination Fee provisions in the Advisory Agreement that are intended to coerce stockholders such that they will not elect directors other than those approved or recommended by the Third Party Defendants. Defendants deny the remaining allegations of this paragraph, including the allegation that the Proxy Materials fail to disclose the risks created by the Termination Fee provisions that the Third Party Defendants wrongfully included in the Advisory Agreement.

C.	Defendants’ Misleading And Unsubstantiated Statements Regarding The Termination Fee

85.         The Proxy Materials repeatedly and falsely state that the amendments to the Advisory Agreement have increased the magnitude of the Termination Fee. Defendants’ misleading statements regarding the Termination Fee violate Rule 14a-9.

ANSWER: Denied.

86.         In particular, the Proxy Materials falsely state:

•	“Rather than use the three separate renegotiations of the [Advisory Agreement] in the past two years to fix the problems relating to the fee, the Company’s Board appears to have conceded to amendments which, as a whole, have significantly broadened and worsened the fee – to the Company’s detriment and to Ashford Inc.’s benefit.” See Jan. 15, 2016 DEFN14A; Jan. 15, 2016 Sch. 13D/A.

•	“On May 13, 2014, November 3, 2014 and again on June 10, 2015, Ashford Prime amended and restated its [Advisory Agreement] with AINC. While the initial [Advisory Agreement] was entered into in connection with the 2013 spin-off of [Ashford Prime] from Ashford Hospitality Trust, Inc., the amendments the current Board approved to the Termination Fee serve to increase its size and apply it in more circumstances than the initial agreement.” See Preliminary Proxy Statement at 3.

ANSWER: Defendants admit that certain of the Proxy Materials contain the quoted statements. Defendants further state that the Proxy Materials speak for themselves and should be consulted directly for accuracy and completeness. Defendants deny the remaining allegations of this paragraph, including the allegation that these statements are false.

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87.         Yet, as discussed above, the June 10, 2015 Third Amended Advisory Agreement clarified certain contractual provisions governing the calculation of the Termination Fee. The magnitude of the Termination Fee did not change as calculated on any given date as the magnitude of such fee remains the same as would have been payable under the Advisory Agreement throughout 2015, including prior to the June 2015 amendments.

ANSWER: Denied.

88.         In this regard, the Company has made clear that the size of the Termination Fee did not change. For example, on October 20, 2015, Ashford Prime’s Chairman and CEO, Montgomery Bennett, stated “remember that this recent modification didn’t change the fee, it just attempted to clarify it.” See Ashford Prime’s Chairman and CEO Monty J. Bennett at Ashford Prime’s Analyst-Investor Day, dated Oct. 20, 2015.

ANSWER: Defendants admit that the quoted statement is a selected portion of the statements made by Bennett on Oct. 20, 2015. Defendants deny the remaining allegations of this paragraph, including the suggestion that the quoted statement is true.

D.	Defendants’ False And Misleading Statements Regarding The Consideration Paid In Exchange For Ashford Prime’s Series C Preferred Stock

89.         Defendants have made false and misleading statements that Ashford Prime sold voting stock to holders of OP Units solely in exchange for consideration of $0.01 per share, or $43,750 in violation of Rule 14a-9.

ANSWER: Defendants admit they have stated that Ashford Prime announced it plans to sell approximately 4,375,000 shares of preferred stock to holders of OP Units in exchange for nominal consideration of a penny per share, or total of $43,750. Defendants deny the remaining allegations of this paragraph, including the allegation that such statements are false and misleading, or that they violate Rule 14a-9.

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90.         On February 2, 2016, Ashford Prime amended the Partnership Agreement with Ashford Operating Partnership (the “Partnership Agreement Amendments”), and provided holders of limited partnership units in Ashford Operating Partnership (“OP Units”) the right to acquire shares of Ashford Prime’s Series C Preferred Stock.

ANSWER: Admitted.

91.         In exchange for providing holders of OP Units the right to acquire shares of Series C Preferred Stock, Ashford Prime (as general partner of Ashford Operating Partnership) received valuable consideration in the form of favorable Partnership Agreement Amendments, which broadened Ashford Prime’s rights in several important ways.

ANSWER: Denied, including the suggestion that the amendments were valuable or that Ashford Prime’s rights were broadened in important ways.

92.         Among other enhancements: (i) the rights of Ashford Prime, as general partner, to indemnification and advancement of expenses were broadened; (ii) additional requirements were added in order for the limited partners to redeem their OP units; (iii) the requisite percentage required for the limited partners to call a special meeting of the partnership was increased; (iv) Ashford Prime, as general partner, was granted additional time to obtain necessary approvals for issuing shares of common stock following a redemption of OP Units; and (v) the consent rights of the limited partners were revised to shorten the notice period for objections to requests from Ashford Prime, as general partner, to twenty days from such requests.

ANSWER: Denied.

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93.         The Series C Preferred Stock allows its holders to vote on matters brought before stockholders of Ashford Prime on a one-for-one as-converted basis without the potential negative tax effects of converting the OP Units to common stock. Thus, in addition to the various benefits granted to Ashford Prime, the issuance of the Series C Preferred Stock is consistent with Ashford Prime’s governance principle of aligning economic and voting interests.

ANSWER: Defendants admit that the Series C Preferred Stock allows its holders to vote on matters brought before stockholders of Ashford Prime on a one-for-one basis to the common stock. Defendants deny the remaining allegations of this paragraph.

94.         While the holders of the OP Units have the same economic rights as holders of Ashford Prime’s common stock, unless OP Unit holders exercise their right to convert the OP Units into shares of common stock, the OP Unit holders would not otherwise have the right to vote on matters submitted to Ashford Prime’s stockholders. The issuance of Series C Preferred Stock to holders of the OP Units provides them with a tax-efficient right to vote that was previously absent which impaired the alignment of economic and voting rights. The holders of the Series C Preferred Stock will not be bound by any agreement to vote in any particular manner.

ANSWER: Defendants admit that but for the issuance of the Series C Preferred Stock, OP Unit holders would not have the right to vote on matters submitted to Ashford Prime’s stockholders. Defendants deny the remaining allegations of this paragraph.

95.         Moreover, contrary to Defendants’ false and misleading statements, the OP Unit holders already had the right to redeem shares of Ashford Prime’s common stock in exchange for their OP Units. Under the Partnership Agreement Amendments, shares of the Series C Preferred Stock are automatically redeemed if a limited partner: (i) exercises such redemption right, (ii) forfeits its OP Units or otherwise disposes of them, or (iii) transfers any OP Units without the approval of Ashford Prime, as general partner. As such, the Series C Preferred Stock does not dilute the voting power of existing stockholders when considered on an after exercise basis as it should be.

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ANSWER: Defendants admit that OP Unit holders have rights to require Ashford Operating Partnership to redeem their OP Units for cash. Defendants deny the remaining allegations of this paragraph, including Plaintiff’s characterization of those rights, the allegation that the Series C Preferred Stock does not dilute the voting power of existing stockholders, and the suggestion that Defendants have made false and misleading statements regarding the Series C Preferred Stock.

E.	Defendants’ False and Misleading Statements Regarding the Conduct of Ashford Prime’s Management and Board

96.         Defendants have also violated Rule 14a-9 by making materially false and unsupported claims impugning the character, integrity and reputation of Ashford Prime’s directors and Board.

ANSWER: Denied.

97.         In this regard, the Notes to Rule 14a-9 define misleading statements under Rule 14a-9 to include “[m]aterial which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.”

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

98.         Here, the Proxy Materials falsely state:

•	“The need for new, highly-qualified directors, who will uphold their fiduciary duty and act in the interest of all shareholders, not just Mr. Bennett, has never been greater.” DEFN14A filed February 2, 2016.

•	“We are soliciting your support to elect our Nominees at the Annual Meeting because we have little confidence that AHP’s Board, as currently composed, has the objectivity and commitment to take the steps necessary to enhance stockholder value.” Preliminary Proxy Statement filed February 12, 2016.

•	“We believe that the conflicts of interest and decisions by AHP’s directors discussed above show that the current Board is not sufficiently devoted to the best interest of stockholders.” Preliminary Proxy Statement filed February 12, 2016.

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•	“The Nominees recognize that as members of the Board they will owe fiduciary duties to ALL of the Company’s stockholders.” Preliminary Proxy Statement filed February 12, 2016.

•	“Sessa Capital has filed suit against the Company, the Company’s directors, AINC and Ashford Hospitality Advisors LLC seeking rulings that the directors of the Company breached their fiduciary duties by inserting the Proxy Penalty into the Company’s advisory agreement with AINC . . . . [and] seek[ ] an injunction prohibiting AHP from paying a Termination Fee triggered by stockholders choosing to elect new directors constituting a majority of the AHP Board.” Preliminary Proxy Statement filed February 12, 2016 at 4. ).

ANSWER: Defendants admit that the Proxy Materials contain the quoted statements. Defendants further state that the Proxy Materials speak for themselves and should be consulted directly for accuracy and completeness. Defendants deny the remaining allegations of this paragraph, including the allegation that these statements are false or misleading.

99.         Further, the Value Investors Club website operated by defendant Petry (which constitutes solicitation materials (see infra Point VII.G)), contains the following statements that impugns the character, integrity or personal reputation of Ashford Prime’s management and Board:

•	“I think they generated some negative goodwill certainly through how they structured the AINC spin and then basically bought every share they could get their hands on up to the low hundreds. And I'm sure there is other self-dealing that we could find without looking too hard.” VIC comment, dated July 30, 2015.

•	“Nobody told me this but a little bit of logic says they can probably cut some of Remington's costs through ‘synergies’. Might not be gigantic but if they did roughly $57M in revenue in 2014 and it is 50% margin we know there is $28.5M in cost...hell Monty may have been paying himself over there too.” VIC comment, dated September 18, 2015.

•	“They’ve put their eggs into the AINC basket full-on so it’s hard to imagine they would want to be using completely fraudulent numbers.” VIC comment, dated September 18, 2015.

ANSWER: Defendants admit that the quoted statements have been made on the Value Investors Club website. Defendants further state that the Value Investors Club website speaks for itself and should be consulted directly for accuracy and completeness. Defendants deny the remaining allegations of this paragraph, including the allegation that these statements constitute solicitation materials.

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100.        These statements accuse, without any factual support, Ashford Prime’s management and directors of improperly managing the company and violating their fiduciary duties, and therefore improperly impugn the character, integrity or personal reputation of members of Ashford Prime’s management and Board.

ANSWER: Denied.

101.        In addition, the Proxy Materials’ statement regarding the lawsuit improperly suggests that the election of anyone other than Ashford Prime’s incumbent directors will trigger the management fee payment. Contrary to Defendants’ false and misleading statements, under the Advisory Agreement, the Ashford Prime’s Board has the option to designate non-incumbent nominees as continuing directors following the Ashford Prime Board’s consideration of the qualifications of any proposed nominees. To date, Sessa has refused to meet with the Ashford Prime Board or provide full information regarding the qualifications of its Purported Nominees.

ANSWER: Defendants admit that under the Advisory Agreement, Ashford Prime’s Board purportedly has the option to approve or recommend to stockholders non-incumbent nominees for purposes of the Termination Fee. Defendants deny the remaining allegations of this paragraph.

F.	Defendants Failed To Disclose Livingston’s Purchase Of Ashford Prime Common Stock

102.        Defendants’ failure to disclose Livingston’s purchase of Ashford Prime stock in their solicitation materials filed prior to the belated disclosure in the Preliminary Proxy Statement violates Rules 14a-3 and 14a-12.

ANSWER: Denied.

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103.        Rule 14a-3 requires that each person solicited shall be concurrently or previously furnished with a publicly-filed preliminary proxy or definitive proxy statement containing the information specified in Schedule 14A. Item 5(b)(1) of Schedule 14A requires the disclosure, with respect to any nominee for whose election as a director proxies are solicited, of “any substantial interest, direct or indirect, by security holdings or otherwise.” 17 C.F.R. § 240.14a-101.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

104.        Under Rule 14a-12, a nominating stockholder must provide with respect to each member of the nominating stockholder group, “a description of their direct or indirect interests, by security holdings or otherwise, or a prominent legend in clear, plain language advising security holders where they can obtain that information.” 17 C.F.R. § 240.14a-12.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

105.        Defendant’s inexplicable delay in disclosing Livingston’s purchase of Ashford Prime Stock thus violates Rules 14a-3 and 14a-12.

ANSWER: Denied.

106.        In addition, Defendants’ improper delay in disclosing Livingston’s purchase of Ashford Prime Stock only amplifies the serious questions relating to potential violations of the insiders trading laws presented by such purchases.

ANSWER: Denied.

G.	Defendant Failed to Disclose Solicitation Materials Relating to Petry’s Private Investment Club

107.        Defendant Petry founded and controls a members-only investor forum called the “Value Investors Club,” which Petry operates through the website www.valueinvestorsclub.com.

ANSWER: Defendants admit that Petry was a founder of the Value Investors Club, which has a website at www.valueinvestorsclub.com. Defendants deny the remaining allegations of this paragraph.

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108.        On information and belief, Petry maintains editorial control over all content posted on the forum and approves all members. Petry has stated that his Club’s members include “a lot of very well-known money managers” and “very, very successful hedge-fund managers.” See John Petry Interview, dated May 2, 2012, available at http://www.businessinsider.com/value-investors-club-2012-4.

ANSWER: Defendants admit that http://www.businessinsider.com/value-investors-club-2012-4 contains the quoted statements. Defendants deny the remaining allegations of this paragraph.

109.        According to Petry’s website, the Value Investors Club enables collusion regarding purchase and sale of securities.

ANSWER: Denied.

110.        Indeed, Petry’s website discloses that:

“[C]ertain [Value Investors Club] affiliates are engaged in stock and securities trading and investment and investment management. These funds and trusts may have positions (either long or short) in the securities of companies recommended or profiled or otherwise mentioned on and in Valueinvestorsclub.com, or may be bought or sold following, or as a result of, recommendations, analysis or information submitted to, or contained in, Valueinvestorsclub.com.”

See http://www.valueinvestorsclub.com/help/terms.

ANSWER: Admitted.

111.        The members of Petry’s Club have posted numerous messages on his forum regarding Ashford Prime. According to guidance from the SEC staff, all such information constitutes solicitation materials under Rule 14a-12 and should have been included by Defendants in their proxy materials and filed with the SEC.

ANSWER: Defendants admit that members of Value Investors Club have mentioned Ashford Prime in their messages about other issuers. Defendants deny the remaining allegations of this paragraph, including the allegation that postings by members of Value Investors Club that are not participants in the proxy contest constitute solicitation materials under Rule 14a-12 and should have been included in the Proxy Materials.

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VIII.	Defendants’ Violations Of Section 13(d) Of The Exchange Act

112.        Defendants have violated Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, including Rule 13d-1(a), Rule 13d-5(b) and Item 4 of Rule 13d-101, by failing to disclose their plans or proposals regarding the sale of Ashford Prime and its assets, including in the Schedule 13D, filed on September 2, 2015 (attached hereto as Exhibit 6), the Schedule 13D/A, filed on December 11, 2015 (attached hereto as Exhibit 7), the Schedule 13D/A, filed on January 8, 2016 (attached hereto as Exhibit 8), the Schedule 13D/A, filed on January 15, 2016 (attached hereto as Exhibit 9), the Schedule 13D/A filed February 4, 2016 (attached hereto as Exhibit 10), and the Schedule 13D/A filed February 17, 2016 (attached hereto as Exhibit 11). Defendants also have violated Section 13(d) by failing to disclose – and continuing to deny – the formation of a group including Sessa and Livingston.

ANSWER: Denied.

113.        In particular Item 4(b) to Rule 13d-101 require the disclosure of “any plans or proposals” relating to “[an] extraordinary corporate term, such as a merger, reorganization or liquidation.” Item 4(c) to Rule 13d-101, in turn, requires the disclosure of “[a] sale or transaction of a material amount of assets.”

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

114.        As discussed above, Defendants failed to disclose their plans and proposals for Ashford Prime and its assets, thus violating the disclosure requirements of Items 4(b) and 4(c) to Rule 13d-101.

ANSWER: Denied.

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115.        Rule 13d-101, in turn, requires disclosure: “[w]hen two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of sections 13(d) and (g) of the Act, as of the date of such agreement, of all equity securities of that issuer beneficially owned by any such persons.”

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

116.        As one of Sessa’s Purported Nominees, it is beyond dispute that Livingston’s coordinated stock purchases with Sessa and joint agreement to take control of the Ashford Prime Board makes them part of a “group” for Section 13(d) purposes.

ANSWER: Denied.

117.        Thus, Defendants’ continued failure to disclose their formation of a group violates Section 13(d) and Rules 13d-1 and 13d-101. To the extent that Defendants deny that their purchases were coordinated, such denial only reinforces the questions regarding potential violations of the insider trading laws.

ANSWER: Denied.

IX.	Defendants’ Violations Of The Exchange Act Have And Will Continue To Irreparably Harm Ashford Prime And Its Stockholders

118.        Due to Defendants’ violations of Section 13(d) and 14(a) and the rules and regulations promulgated thereunder, Ashford Prime and its stockholders have been, and will continue to be, irreparably harmed in the following respects:

(a)          Ashford Prime’s stockholders are being deprived of the opportunity to meaningfully evaluate director nominations;

(b)          Defendants have been allowed to improperly accumulate a sizeable position in Ashford Prime’s stock;

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(c)          Defendants have been allowed to conceal their true intentions to force a quick sale of Ashford Prime to the detriment of Ashford Prime’s stockholders; and

(d)          To ensure that Defendants do not benefit from their deception, Defendants should be required to file truthful Schedule 13D and Section 14(a) proxy solicitation materials disclosing their concealed group status and true intentions, and should be prohibited from voting any shares or proxies acquired prior thereto.

ANSWER: Denied.

FIRST CLAIM FOR RELIEF

(For Injunctive Relief Against Defendants For Violations

Of Section 14(a) Of The Exchange Act And Rule 14a-9)

119.        Ashford Prime repeats and realleges the allegations contained in paragraphs 1 through 118 as if fully set forth herein.

ANSWER: Defendants repeat their answers to the allegations contained in the referenced paragraphs as if fully set forth herein.

120.        Section 14(a) of the Exchange Act provides that it shall be unlawful for any person to solicit any proxy in violation of SEC rules or permit his name to be used in connection with such a solicitation.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

121.        Rule 14a-9 provides that no solicitation shall contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading . . . .” 17 C.F.R. § 240.14a-9.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

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122.        Item 5(b)(1)(xii) of Rule 14a-101 provides that the participant to a solicitation shall disclose whether or not it has any arrangement or understanding with any person “with respect to any future transactions to which the registrant or any of its affiliates will or may be a party.” 17 C.F.R. § 240.14a-101.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

123.        The Notes to Rule 14a-9 define misleading statements under Rule 14a-9 to include “[m]aterial which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation.”

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

124.        Defendants violated Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including Rules 14a-9 and 14a-101, and the Note thereto, because Defendants filed false and misleading Proxy Materials or permitted their names to be used in connection with such Proxy Material. Defendants further failed to disclose material information necessary to make the statements made in the Proxy Materials not misleading in light of the circumstances under which they were made.

ANSWER: Denied.

125.        Among other false and misleading statements misrepresentations and material omissions, Defendants:

(a)          failed to disclose their plans and proposals for Ashford Prime and its assets if they prevail in the proxy contest,

(b)          failed to disclose the significant economic risks to the Company and its stockholders that may arise from the realization of Defendants’ scheme, including by the election of the Purported Nominees to the Ashford Prime Board or the sale of the Company and its assets, including that such events may cause the Company to pay its counterparties hundreds of millions of dollars under the Advisory Agreement and Credit Agreement,

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(c)          falsely stated that the magnitude of the Termination Fee was increased by the Third Amended Advisory Agreement,

(d)          falsely claimed that Ashford Prime sold voting stock to holders of a limited partnership for $43,750, when in fact, Ashford Prime received valuable consideration in the form of amendments to the Partnership Agreement for the sale,

(e)          for several weeks, concealed Defendant Livingston’s purchase of $50,000 in shares of Ashford Prime’s common stock,

(f)          made false and materially misleading statements impugning the character, integrity and reputation of Ashford Prime's directors and management, and

(g)          failed to disclose that their refusal to comply with the Advance Notice Requirements likely renders their Notice of Nomination invalid and that their Purported Nominees may lawfully not be permitted to stand for election.

ANSWER: Denied.

126.        The Proxy Materials were prepared, reviewed and disseminated by Defendants. Defendants misrepresented and omitted material facts as alleged herein. In so doing, Defendants made untrue statements of material facts and omitted to state material facts necessary to make the statements that were made not misleading.

ANSWER: Defendants admit that the Proxy Materials were prepared, reviewed and disseminated by certain of the Defendants. Defendants deny the remaining allegations of this paragraph.

127.        By reason of the foregoing, Defendants have violated Section 14(a) and the notes, rules and regulations promulgated thereunder, including Rules 14a-9 and 14a-101.

ANSWER: Denied.

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128.        Because of the false and misleading statements in the Proxy Materials, Ashford Prime and its stockholders are threatened with irreparable harm. There is no adequate remedy at law. Therefore, injunctive relief is appropriate to ensure Defendants’ misconduct is corrected.

ANSWER: Denied.

SECOND CLAIM FOR RELIEF

(For Injunctive Relief Against Defendants For Violations Of Disclosure Requirements Of Section 14(a) Of The Exchange Act And Rules 14a-3 And 14a-12)

129.        Ashford Prime repeats and realleges the allegations contained in paragraphs 1 through 128 as if fully set forth herein.

ANSWER: Defendants repeat their answers to the allegations contained in the referenced paragraphs as if fully set forth herein.

130.        Rule 14a-3 requires that each person solicited shall be concurrently or previously furnished with a publicly-filed preliminary or definitive proxy statement containing the information specified in Schedule 14A.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

131.        Rule 14a-12 provides a limited exception to Rule 14a-3 in that a solicitation may be made before furnishing a proxy statement if each written communication includes the identity of the participants in the solicitation and “a description of their direct or indirect interests, by security holdings or otherwise, or a prominent legend in clear, plain language advising security holders where they can obtain that information . . . .” 17 C.F.R. § 240.14a-12.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

132.        Because Defendant Livingston is a participant in Defendants’ proxy solicitation, Defendants were required to disclose his direct or indirect interest in Ashford Prime’s common stock in their soliciting materials pursuant to Rule 14a-12.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

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133.        Defendants failed to disclose Livingston’s January 2016 stock purchase until February 4, 2016. Accordingly, Defendants have violated Section 14(a) and the rules and regulations promulgated thereunder, including Rules 14a-3 and 14a-12 by knowingly or negligently making solicitations prior to February 4, 2016.

ANSWER: Defendants admit that Livingston’s January 19, 2016 stock purchase was disclosed on February 4, 2016. Defendants deny the remaining allegations of this paragraph.

134.        Defendants’ Proxy Materials are not exempt from Rule 14a-3 because such solicitations do not meet the exemption requirements under Rule 14a-12. Defendants’ Schedule 14A filings: (i) failed to include Livingston’s stock purchase, and (ii) failed to include a prominent legend as described in Rule 14a-12(a)(1)(ii).

ANSWER: Denied. Defendants specifically deny that the Schedule 14A filings failed to include the required legend, and further state that Livingston’s acquisition was disclosed no later than February 4, 2016 by the filing of the preliminary proxy statement.

135.        By reason of the foregoing, Defendants have violated Section 14(a) and the rules and regulations promulgated thereunder, including Rules 14a-3 and 14a-12.

ANSWER: Denied.

136.        Unless Defendants are enjoined, Ashford Prime and its stockholders will be irreparably harmed. There is no adequate remedy at law. Therefore, injunctive relief is appropriate to ensure Defendants’ misconduct is corrected.

ANSWER: Denied.

THIRD CLAIM FOR RELIEF

(For Injunctive Relief Against Defendants For Violations Of Reporting

Requirements Of Section 13(d) Of The Exchange Act And Rule 13d-1)

137.        Ashford Prime repeats and realleges the allegations contained in paragraphs 1 through 136 as if fully set forth herein.

ANSWER: Defendants repeat their answers to the allegations contained in the referenced paragraphs as if fully set forth herein.

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138.        Section 13(d) of the Exchange Act requires that investors acting as a group for the purpose of acquiring, holding, or voting the stock of an issuer must disclose the group’s existence and make plain their intentions once group members collectively acquire the beneficial ownership of 5% percent or more of the issuer’s stock.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

139.        Rule 13d-1(a) provides that any person who acquires the beneficial ownership of 5% percent or more of the issuer’s stock must file with the SEC within 10 days after the acquisition a statement containing the information required by Schedule 13D.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

140.        Rule 13d-5(b) provides that when two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of the issuer’s stock, the group shall be deemed to have acquired beneficial ownership for purposes of Section 13(d) of the Exchange Act.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

141.        Item 4 of Rule 13d-101 provides that the reporting person must state the purpose for acquiring the issuer’s stock, including describing any plans or proposals (i) to acquire additional stock or to sell it, (ii) to engage in a “[a]n extraordinary corporate transaction, such as a merger, reorganization or liquidation,” (iii) to sell or transfer a “material amount of assets” of the issuer, or (iv) for any change to the present board of directors or management of the issuer.

ANSWER: This paragraph asserts legal conclusions as to which no response is required.

142.        As set forth above, Defendants’ Schedule 13D and amendments thereto fail to make the full and fair disclosure required by the Exchange Act and the rules promulgated thereunder, including, but not limited to:

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(a)          Failing to disclose detailed plans or proposals regarding Defendants’ stated goal to sell Ashford Prime;

(b)          Failing to disclose whether Defendants intend to engage in an “extraordinary corporate” transaction, such as the merger, reorganization or liquidation of Ashford Prime;

(c)          Filing to disclose whether Defendants intend to acquire additional Ashford Prime common stock;

(d)          Failing to disclose the Livingston Stock Purchase and that Defendant Livingston and Sessa are members of a “group” pursuant to Section 13(d);

(e)          Failing to disclose that Defendants failure to comply with the Advance Notice bylaws could result in the Purported Nominees being precluded from standing for election; and

(f)          Failing to disclose any arrangements, understandings or relationships between Defendant Livingston and the other Defendants.

ANSWER: Denied.

143.        By reason of the foregoing, Defendants violated Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, including Rules 13d-1, 13d-101.144.

ANSWER: Denied.

144.        Unless Defendants are enjoined, Ashford Prime and its stockholders will be irreparably harmed. There is no adequate remedy at law. Therefore, injunctive relief is appropriate to ensure Defendants’ misconduct is corrected.

ANSWER: Denied.

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COUNTERCLAIMS AND THIRD-PARTY CLAIMS

Defendant Sessa Capital (Master), L.P. (“Sessa”) hereby asserts the following counterclaims against Ashford Hospitality Prime, Inc. (“Ashford Prime”), and third party claims against the incumbent members of the Ashford Prime Board of Directors (the “Board”), Monty J. Bennett, Douglas A. Kessler, Stefani D. Carter, Curtis B. McWilliams, W. Michael Murphy, Matthew D. Rinaldi, and Andrew Strong (collectively, the “Director Defendants”), Ashford Inc. and Ashford Hospitality Advisors LLC (collectively, the “Ashford Advisors”).

NATURE OF THIS ACTION

1.          Sessa, which owns approximately 8.2% of the Ashford Prime’s common stock, brings these counterclaims and third party claims to ensure that Ashford Prime’s stockholders are able to vote freely for director candidates of their choosing at Ashford Prime’s upcoming annual meeting, which Ashford Prime has taken steps to schedule for May 18, 2016. Rather than allowing Ashford Prime’s stockholders to decide who should be elected to serve on the Board, the Director Defendants have instead taken a series of actions, in breach of their fiduciary duties, to force the stockholders to vote for them and to dilute the stockholder’s voting rights.

2.          Sessa seeks declaratory and injunctive relief – including a preliminary injunction – to prevent the Director Defendants from continuing with these improper actions. Sessa and other stockholders of Ashford Prime will be irreparably harmed unless a preliminary injunction is entered well in advance of the annual meeting.

3.          The Proxy Penalty: Ashford Prime is a party to an advisory agreement with Ashford Advisors, pursuant to which Ashford Advisors provides Ashford Prime’s corporate management. On June 10, 2015, the Director Defendants amended the advisory agreement to create an obligation on the part of Ashford Prime to pay the Ashford Advisors (which is controlled by certain of the Director Defendants) a Termination Fee if Ashford Advisors elects to terminate the advisory agreement after stockholders of Ashford Prime elect a majority of directors other than the Director Defendants or candidates who have been recommended or approved by the Director Defendants (the “Proxy Penalty”). Defendants have stated that the Termination Fee (which is subject to a calculation requiring information possessed only by Ashford Advisors) is hundreds of millions of dollars. If Defendants’ statement is true (and not a false statement made to frighten Ashford Prime’s stockholders into voting for the Defendant Directors), the Termination Fee represents more than one half of Ashford Prime’s entire market capitalization of approximately $300 million. The threat of triggering this enormous and potentially catastrophic penalty is intended to force stockholders to vote against candidates other than the Director Defendants or other candidates whom they have approved, and is currently being invoked by the Director Defendants to coerce stockholders to re-elect the Director Defendants.

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4.          The Poison Put: The Defendants are also attempting to frighten Ashford Prime’s stockholders into voting for the Defendant Directors by threatening to trigger a “poison put” in Ashford Prime’s credit agreement, under which amounts borrowed under the credit agreement would need to be refinanced, but only if Ashford Prime’s stockholders elect a majority of directors other than the Director Defendants or candidates recommended or approved by the Director Defendants. The Defendants have not admitted to stockholders that no amounts have been borrowed under the credit agreement, and thus even if the Director Defendants wrongfully withhold their approval of Sessa’s nominees, the poison put will not require any refinancing.

5.          The Penny Preferred: In addition, the Director Defendants are also attempting to usurp the voting power of the stockholders for the purpose of entrenching themselves in office. On February 1, 2016, after learning that Sessa was initiating a proxy contest, the Director Defendants approved the issuance, for one penny per share, of approximately 4,375,000 shares of voting Series C Preferred Stock (the “Penny Preferred”). The Penny Preferred is to be issued to owners of limited partnership units in Ashford Prime’s operating partnership, a group consisting principally of certain of the Director Defendants, Defendant Bennett’s father, and other members of senior management. As a result, the group stands to acquire 13.3% of Ashford Prime’s voting power for only $43,750.

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6.          Refusal to Approve the Sessa Candidates: On January 15, 2016, Sessa announced its intention to nominate five candidates (the “Sessa Candidates”) for election to Ashford Prime’s 7-member Board. That same day, Sessa submitted to Ashford Prime all supporting information required by Ashford Prime’s bylaws. Under the advisory agreement, the Proxy Penalty is not triggered if a majority of the directors are either incumbents or other persons “approved” or “recommended” by the incumbent directors. Despite providing 430 pages of information, and despite the Sessa Candidates being plainly qualified to serve on the Board, the Director Defendants have to date improperly refused to approve any of the Sessa Candidates for purposes of the Proxy Penalty or the credit agreement. Instead, the Director Defendants have publicly threatened to trigger the Proxy Penalty if the Sessa Candidates are elected. By refusing to approve the Sessa Candidates, the Director Defendants are acting solely in their own interests and playing Russian Roulette with the corporation in violation of their fiduciary duties of care and loyalty.

7.          The Director Defendants can easily eliminate the potentially catastrophic risk presented by the Proxy Penalty by approving the Sessa Candidates for purposes of the Advisory Agreement. (Approval of the Sessa Candidates does not constitute a recommendation of the Sessa Candidates by the Director Defendants and the Director Defendants can still campaign for re-election.) Once the Proxy Penalty is removed, stockholders could freely vote for the incumbent directors or the Sessa Candidates based on their respective qualifications, rather than being pressured to vote for the Director Defendants by the threat of a massive destruction of stockholder value and potential liquidity crisis for Ashford Prime. By failing to do so, the Director Defendants are breaching their fiduciary duties.

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8.          Ashford Prime has not yet formally announced the date of the 2016 annual meeting, at which the election of directors will be held. However, since being spun off in 2013, Ashford Prime’s annual meetings have always been held in May, and Ashford Prime has already taken steps to schedule the annual meeting for May 18, 2016.

THE PARTIES

9.          Counterclaim Plaintiff and Third-Party Plaintiff Sessa Capital (Master), L.P. (“Sessa”) is a Cayman Islands exempted limited partnership with a principal place of business at 1350 Avenue of the Americas, Suite 3110, New York, New York 10019. Sessa made its initial investment in Ashford Prime on March 9, 2015. As of March 14, 2016, Sessa holds 2,330,726 shares, or approximately 8.2% of the outstanding common shares of Ashford Prime, making it the third largest stockholder of Ashford Prime.

10.         Counterclaim Defendant Ashford Hospitality Prime, Inc. (“Ashford Prime”) is a publicly traded Maryland corporation with a principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

11.         Third Party Defendant Monty J. Bennett (“Bennett”) is the Chairman of the Board of Directors and Chief Executive Officer of Ashford Prime. He has held those positions since before Ashford Prime began trading as a public company in 2013. Bennett is also the Chairman of the Board of Directors and Chief Executive Officer of both Ashford Hospitality Trust, Inc. (“Ashford Trust”) and Ashford Inc. As of March 10, 2015, Bennett was the beneficial owner of 1,308,207 shares (5.23%) of the outstanding shares of Ashford Prime’s common stock, and the beneficial owner of 6,587,246 shares (6.2%) of the outstanding shares of Ashford Trust’s common stock. As of Bennett’s Schedule 13D filing on September 17, 2015, he was the beneficial owner of 317,226.82 shares (15.9%) of Ashford Inc.’s common stock and stood to receive another 195,579 shares under a deferred compensation plan. In addition, as of January 22, 2016, Bennett’s father owned 4.2% of Ashford Inc.’s common stock. Under a proposed merger agreement announced in September 2015, Bennett and his father’s ownership of Ashford Inc. would increase substantially. For fiscal years 2013 and 2014, Bennett received compensation from Ashford Prime totaling $2,455,635. In 2014, Bennett was also granted equity awards from Ashford Prime with a market value of $2,724,768. Bennett is a resident of Dallas, Texas.

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12.         Third Party Defendant Douglas A. Kessler (“Kessler”) is the President and a Director of Ashford Prime. Kessler has been a director of Ashford Prime since April 5, 2013. He is also the President and a Director of both Ashford Trust and Ashford Inc. As of January 22, 2016, Kessler was the beneficial owner of 32,411 shares (1.6%) of the outstanding shares of Ashford Inc.’s common stock. For fiscal years 2013 and 2014, Kessler received compensation from Ashford Prime totaling $724,584. In 2014, Kessler received equity awards from Ashford Prime with a market value of $803,740. Kessler is a resident of Dallas, Texas.

13.         Third Party Defendant Stefani D. Carter (“Carter”) is a Director of Ashford Prime. Carter has been a Director of Ashford Prime since November 8, 2013. In 2014, Carter received cash and stock compensation from Ashford Prime totaling $128,748. As of March 10, 2015, Carter was the beneficial owner of 6,400 shares of Ashford Prime. Carter is a resident of Dallas, Texas.

14.         Third Party Defendant Curtis B. McWilliams (“McWilliams”) is the Lead Director of Ashford Prime. McWilliams has been a Director of Ashford Prime since November 8, 2013. In 2014, McWilliams received cash and stock compensation from Ashford Prime totaling $142,248. As of March 10, 2015, McWilliams was the beneficial owner of 6,800 shares of Ashford Prime. McWilliams is a resident of Winter Park, Florida. He regularly conducts business in Dallas, Texas, including by attending Ashford Prime board meetings and stockholder meetings.

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15.         Third Party Defendant W. Michael Murphy (“Murphy”) is a Director of Ashford Prime. Prior to becoming a director of Ashford Prime, Murphy was a director of Ashford Trust. Defendant Murphy has been a director of Ashford Prime since November 8, 2013. In 2014, Murphy received cash and stock compensation from Ashford Prime totaling $135,248. As of March 10, 2015, Murphy was the beneficial owner of 16,360 shares of Ashford Prime. Murphy is a resident of Atlanta, Georgia. He regularly conducts business in Dallas, Texas, including by attending Ashford Prime board meetings and stockholder meetings.

16.         Third Party Defendant Matthew D. Rinaldi (“Rinaldi”) is a Director of Ashford Prime. Rinaldi has been a director of Ashford Prime since November 8, 2013. In 2014, Rinaldi received cash and stock compensation from Ashford Prime totaling $121,748. As of March 10, 2015, Rinaldi was the beneficial owner of 7,200 shares of Ashford Prime. Rinaldi is a resident of Irving, Texas.

17.         Third Party Defendant Andrew L. Strong (“Strong”) is a Director of Ashford Prime. Defendant Strong has been a director of Ashford Prime since November 8, 2013. In 2014, Strong received cash and stock compensation from Ashford Prime totaling $121,748. As of March 10, 2015, Strong was the beneficial owner of 6,400 shares of Ashford Prime. Strong is a resident of Houston, Texas.

18.         Third Party Defendant Ashford Inc. is a publicly-traded corporation organized under the laws of the State of Delaware with a principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Ashford Inc. is a party to the Third Amended and Restated Advisory Agreement with Ashford Prime (the “Third Advisory Agreement”).

19.         Third Party Defendant Ashford Hospitality Advisors LLC (“Ashford LLC”) is a Delaware limited liability company with a principal place of business at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Ashford LLC is a subsidiary of and the operating company of Ashford Inc. Ashford LLC is a party to the Third Advisory Agreement with Ashford Prime.

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JURISDICTION AND VENUE

20.         This Court has subject matter jurisdiction pursuant to 28 U.S.C. §§ 1332, 1367 and 2201.

21.         This Court has personal jurisdiction over the Counterclaim-Defendant and each of the Third-Party Defendants. Counterclaim-Defendant Ashford Prime maintains its principal place of business in Dallas, Texas. Third-Party Defendants Ashford Inc. and Ashford LLC maintain their principal places of business in Dallas, Texas. Third-Party Defendants Bennett, Kessler, Carter, Rinaldi and Strong are all Texas residents. All of the Director Defendants regularly conduct business in Texas, including by attending Ashford Prime board meetings and stockholder meetings in Dallas, Texas.

22.         Venue in this district is proper pursuant to 28 U.S.C. § 1391(b)(2), because a substantial part of the events or omissions giving rise to the claims asserted herein occurred within the Northern District of Texas. Among other things, Ashford Prime’s headquarters and principal place of business is located in this District, the relevant Board meetings and stockholders meeting were held in Dallas, Texas, and other the actions and omissions of the Board of Directors at issue occurred in this judicial district.

THE ADVISORY AGREEMENT AND ITS AMENDMENTS

23.         Ashford Trust is a Maryland corporation formed in 2003 to invest in hotels located primarily in the United States.

24.         In November 2013, Ashford Trust spun-off Ashford Prime, which resulted in Ashford Prime becoming a publicly-traded company. The spin-off was designed to offer investors a pure play in high-end hotel properties.

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25.         As an “umbrella partnership” real estate investment trust, Ashford Prime holds substantially all of its properties and conducts substantially all of its business through an operating partnership that it controls. Ashford Prime’s operating partnership is Ashford Hospitality Prime Limited Partnership (“Ashford OP”), a Delaware limited partnership. Ashford OP’s general partner is Ashford Hospitality Prime OP General Partner LLC (the “General Partner”). The General Partner is a wholly-owned subsidiary of Ashford Prime, and Ashford Prime is its sole member. Ownership interests in Ashford OP are held by limited partners in the form of limited partnership units. When Ashford Prime was spun off from Ashford Trust, Ashford OP’s limited partnership units were owned by Ashford Prime, Ashford Hospitality Limited Partnership (Ashford Trust’s operating partnership), Defendant Bennett and Mr. Archie Bennett, Jr., (Defendant Bennett’s father), and the management team of Ashford Trust. As of Ashford Prime’s July 20, 2015 prospectus, Defendant Bennett and his father owned more than 50% of the limited partnership units in Ashford OP not owned by Ashford Prime and Ashford Trust, and aggregated with employees, officers, and directors of Ashford prime, owned more than 75% of such limited partnership units.

26.         In the lead-up to Ashford Prime’s spin-off and thereafter, Ashford Trust and Defendant Bennett repeatedly represented that Ashford Prime would have “attractive corporate governance” and that Ashford OP limited partners would not be able to vote alongside Ashford Prime’s stockholders:

(a)          In a press release dated June 17, 2013, Ashford Trust stated that holders of Ashford OP partnership units “will not have any voting power on matters voted on by stockholders.”

(b)          On June 17, 2013, Defendant Kessler stated that holders of Ashford OP partnership units “will not have any voting power on matters voted on by stockholders.”

(c)          On September 26, 2013, Ashford Trust reiterated that Ashford Prime would be “shareholder-friendly” and Ashford OP limited partners “will not have any voting power on matters voted on by stockholders.”

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(d)          On October 23, 2013, Ashford Prime, in its Form 10 Registration Statement filed with the Securities and Exchange Commission (“SEC”), again promoted its “attractive corporate governance” and stated that “the management team of Ashford Trust, together with Mr. Archie Bennett, Jr., will own approximately 11% of the common units of [Ashford OP]. Unless and until such common units are converted into shares of our common stock, the holders of such common units will not have any voting power on matters voted on by our stockholders as a result of such ownership.” (emphasis added).

(e)          On January 24, 2014, Ashford Prime filed a Form S-11 Registration Statement with the SEC as part of an offering of 8,000,000 shares of common stock of Ashford Prime. The filing again promoted Ashford Prime’s “attractive corporate governance” as an inducement to purchase Company stock and once again represented:

The management team of Ashford Trust, together with Mr. Archie Bennett, Jr., chairman emeritus and co-founder of Ashford Trust, own approximately 11% of the common units of our operating partnership. Unless and until such common units are redeemed for shares of our common stock, the holders of such common units will not have voting power on matters voted on by our stockholders as a result of such ownership.

(emphasis added).

27.         In November 2014, Ashford Trust completed a spin-off of its asset management business, which resulted in Ashford Inc. becoming a publicly-traded company. Ashford Inc. refers to itself as a leading provider of asset management and other services to companies within the hospitality industry. Ashford Inc. provides advisory services to Ashford Trust and Ashford Prime through Ashford LLC. Ashford Inc. is also a hedge fund manager.

28.         Ashford Trust, Ashford Prime and Ashford Inc. have overlapping officers and senior management (Defendant Bennett is Chairman of the board of directors and CEO of each entity, Defendant Kessler is President of each entity, David Brooks is COO of each entity, and Deric Eubanks is CFO of each entity).

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29.         On November 19, 2013, Ashford Prime, Ashford OP and Ashford LLC entered into an Advisory Agreement. Pursuant to the Advisory Agreement, Ashford Advisors was to provide certain advisory services to Ashford Prime and Ashford OP.

30.         The Advisory Agreement was executed on behalf of Ashford Prime by David A. Brooks (“Brooks”), Chief Operating Officer. Brooks also executed the Advisory Agreement as Vice-President of the General Partner of Ashford OP, and as Vice-President of Ashford LLC. Among other things, the Advisory Agreement sets forth the compensation to be paid by Ashford Prime for services rendered. In addition, the Advisory Agreement provides that the executives of Ashford Prime will be provided by Ashford Advisors.

31.         The original Advisory Agreement also provided for a “COC Termination Fee” payable to Ashford Advisors, in cash, if Ashford Prime elected to terminate the agreement upon certain “Company Change of Control” events. The election of non-incumbent directors or directors not approved by the incumbent Board was not a Company Change of Control.

32.         The Advisory Agreement was amended in May and November 2014. Neither amendment made the election of non-incumbent directors or directors not approved by the incumbent Board a Company Change of Control.

33.         On June 10, 2015, Ashford Prime and Ashford Advisors executed the Third Advisory Agreement.2 David A. Brooks executed the Third Advisory Agreement on behalf of Ashford Prime (as Chief Operating Officer), Ashford LLC (as Chief Operating Officer), and Ashford Inc. (as Chief Operating Officer). Because Ashford Inc. and Ashford Prime share management, the same individuals were on both sides of the transaction.

2 Ashford Inc. was not a party to the original Advisory Agreement or the first two amended agreements because it had not yet been spun off from Ashford Trust.

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34.         The Third Advisory Agreement created the Proxy Penalty. It included a new Section 12(f)(iv), which added a new Company Change of Control event:

(iv) during any five-year period, the members of the Board of Directors of Ashford Prime change such that the members who constitute the Board of Directors on the Effective Date [June 10, 2015] (the “Company Incumbent Board”) no longer constitute at least a majority of the board of Ashford Prime; provided, however, that any individual becoming a director after the Effective Date whose election to the board is approved or recommended to stockholders of Ashford Prime by a vote of at least a majority of Ashford Prime Incumbent Board shall be considered as though such individual were a member of Ashford Prime Incumbent Board. (emphasis added).

The Proxy Penalty was approved less than a month after Ashford Prime’s 2015 stockholder meeting, but the Defendant Directors did not ask the stockholders to approve the Proxy Penalty.

35.         Under this provision, if a majority of non-incumbent directors are elected to the Board without being approved or recommended by the incumbent Board, a Company Change of Control event occurs that permits Ashford Advisors to terminate the Third Advisory Agreement. In that event, Ashford Prime would be required to pay Ashford Advisors a Termination Fee determined by a complex formula including components knowable only to Ashford Advisors. Defendant Bennett stated at an October 20, 2015 investor presentation that the fee is in the range of $150 million. Ashford Prime recently stated in its SEC filings that the Termination Fee may actually be “hundreds of millions of dollars.”

36.         A Company Change of Control does not occur if newly elected directors are “approved” or “recommended” by the incumbent directors. The provision is in the disjunctive, so a recommendation by the incumbent Board is not required – the incumbent Board need only approve the competing candidates. The incumbent Board, despite approving the candidates for the limited purposes of the Proxy Penalty, may continue to campaign against them and urge stockholder to elect the incumbent directors.

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37.         The Proxy Penalty contains no standards or guidelines for approval or disapproval of director nominees. Nor does it require that the Board evaluate, vet, or otherwise take any evaluative actions before the Board approves or recommends director nominees.

38.         Defendants have been unwilling to clearly state the potential cost of the Termination Fee under the Third Advisory Agreement.  Initially, on August 7, 2015, Defendant Bennett stated that the Termination Fee was “as low as a buck and change” per Ashford Prime share. At the same time, Defendant Bennett said “[w]hat it is at any specific time is something that we’d have to go through at that specific time and go through this whole analysis, which is something that we haven’t done.” But during an investor presentation on October 20, 2015, Defendant Bennett stated that the “management team, without speaking on behalf of the Ashford Prime Board,” estimated that the amount of the Termination Fee was in the range of four to five dollars per fully diluted share. An estimated Termination Fee of $5 per share would be almost 50% of the closing price, $10.44, of Ashford Prime's shares on March 11, 2016.  At $4.50 per fully diluted share, the midpoint of Defendant Bennett’s range, the estimated Termination Fee is almost $150 million. On March 9, 2016, Ashford Prime stated that the Termination Fee was “hundreds of millions.” For comparison, Ashford Prime accrued $8.65 million in base advisory fees in 2015.

39.         In an investor conference call on August 7, 2015, Bennett acknowledged that the definition of “Company Change in Control” was broadened to entrench the current Ashford Prime Board. Bennett stated the change of control was used to “button…up” control of Ashford Prime, so that stockholders could not attempt to “game one platform for the other.”

40.         The Proxy Penalty continued a course of defensive efforts by the Board. At the annual meeting in May 2015, the stockholders soundly rejected a proposal by the Defendant Directors to allow only stockholders holding 1% or more of Ashford Prime’s stock for at least a year to nominate directors. At the annual meeting in May 2014, stockholders supported a non-binding resolution (Proposal 3) to opt out of the Maryland Unsolicited Takeover Act and eliminate barriers to unsolicited takeovers.  Ashford Prime waited a year to implement Proposal 3.  Then, just weeks after Proposal 3 was finally adopted by the Board, the Board adopted the Proxy Penalty.

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41.         The Proxy Penalty was not the product of arms-length negotiations. Each officer of Ashford Prime is also employed by Ashford Advisors. By entering into the Proxy Penalty, the Ashford Advisors knowingly and substantially assisted the Director Defendants in their effort to entrench themselves, and in turn received the potential financial windfall of the Termination Fee of “hundreds of millions of dollars.” Ashford encouraged and substantially assisted the Director Defendants in inserting the Proxy Penalty into the Third Advisory Agreement, and thereby knowingly assisted the breach of the Director Defendants’ fiduciary duties to Ashford Prime’s stockholders.

42.         The Proxy Penalty has at least three negative effects – (i) it coerces stockholders to vote for the Director Defendants and against competing directors who have not been approved by the incumbent Board; (ii) it will substantially enrich Ashford Advisors to the detriment of Ashford Prime if competing directors who are not approved by the incumbent Board are elected, and as a result, Ashford Advisors exercises its option to terminate the Third Advisory Agreement; and (iii) it may create a potentially catastrophic liquidity crisis for Ashford Prime if the Termination Fee is triggered. Because of his larger percentage ownership stake and control of Ashford Inc., a significant portion of the enrichment of Ashford Advisors would redound to the benefit of Defendant Bennett at the expense of the Ashford Prime’s other stockholders.

SESSA PROXY CONTEST AND NOMINEES

43.         On June 10, 2015, representatives of Sessa met with members of Ashford Prime’s management following an investor conference to express their dissatisfaction and discuss Ashford Prime’s operations and the fact that Ashford Prime’s shares were trading at a significant discount to its net asset value. On July 14, 2015, representatives of Sessa met with Defendant Bennett again to discuss these and other issues, including the recent amendments to the advisory agreement with Ashford.

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44.         On September 1, 2015, Sessa sent a letter to the Director Defendants expressing concern over transactions approved by the Director Defendants. On September 2, 2015, Sessa filed a Statement on Schedule 13D with the SEC indicating that Plaintiff owned 7.2% of Ashford Prime’s outstanding shares.

45.         On December 11, 2015, Sessa filed an amendment to its Schedule 13D indicating that Sessa owned 8.2% of Ashford Prime’s outstanding shares and expressing Sessa’s concerns regarding Ashford Prime. The Schedule 13D noted that if Ashford Prime and the Board failed to make progress on the strategic alternatives and address the “outsized Termination Fee” that Sessa would consider taking further action, including pursuing a change in the makeup of Ashford Prime’s Board of Directors. Thereafter, on December 21, 2016, Sessa’s representatives requested the form of questionnaire required by Ashford Prime’s bylaws to be completed by proposed companies, which questionnaire, under the bylaws, is to “include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest.” After repeated requests, Ashford Prime’s representatives supplied a form of questionnaire on January 8, 2015, almost three weeks later, thereby leaving Sessa and the Sessa Candidates only seven days to complete and submit the questionnaire before the deadline to nominate director candidates passed.

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46.         The Director Defendant’s questionnaire included unusual demands, some of which were so overly broad as to make it impossible for a respondent to answer the question in a meaningful way. Parsing through the legalese of the questionnaire’s words, certain of the questions required disclosure of “each discussion” with any "person or entity" regarding a laundry list of items, from Ashford Prime’s business strategy to the objectives of other Ashford Prime stockholders to thoughts about Ashford Prime’s strategic alternatives project (of which neither Ashford Prime nor the Director Defendants have ever provided meaningful information beyond its existence). Furthermore, the questions demanded copies of all “related analysis, emails, correspondence or documentation.” The questions were such a broad fishing expedition as to demand disclosure of attorney-client privileged communications, as well as conversations among employees of Sessa or between the Sessa Candidates and their family members. These highly unusual questions did not address any legitimate purpose related to the requirements of Ashford Prime’s bylaws or the proxy rules, and were a transparent attempt to harass the Sessa Candidates in an effort to gain advantage and entrench the Defendant Directors.

47.         On January 15, 2016, Sessa delivered to Ashford Prime a Notice of Proposed Nominees for Election to Board (the “Sessa Notice”). The Sessa Notice advised Ashford Prime that Sessa intended to nominate the following qualified individuals to the Board (collectively, the “Sessa Candidates”):

(a)          John E. Petry holds a B.S. in Economics from the Wharton School at the University of Pennsylvania.  Mr. Petry was partner at Gotham Capital from 1997 through October 2010. From November 2010 through February 2012, Mr. Petry was a Senior Investment Principal and Chief Operating Officer at Columbus Hill Capital Management, a credit hedge fund focusing on distressed investing.  In November 2012, Mr. Petry started Sessa Capital and is its managing member and sole portfolio manager.

(b)          Lawrence A. Cunningham has, since 2007 been the Henry St. George Tucker III Research Professor at The George Washington University Law School.  He also serves on the Executive Board of the George Washington University for Law, Economics and Finance (C-LEAF) and the Director of C-LEAF in New York.  Mr. Cunningham was previously Associate Dean of Boston College Law School and Director of the Samuel and Ronnie Heyman Center on Corporate Governance at Cardozo School of Law.

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(c)          Philip B. Livingston holds a B.A. in Business Management and a B.S. in Government and Politics from the University of Maryland, and an MBA in Finance and Accounting from the University of California, Berkley.  He served as the Chief Executive Officer and director of Ambassadors Group, Inc., a provider of educational travel experiences and online education research materials, from May of 2014 to October of 2015.  Previously, after joining LexisNexis in April 2009 as Senior Vice-President of Practice Management, Mr. Livingston served as the Chief Executive Officer of LexisNexis Web Based Marketing Solutions until October 2013.  Mr. Livingston has served as Chief Financial Officer for Celestial Seasonings, Inc., Catalina Marketing Corporation, and World Wrestling Entertainment. He currently serves as a director at Rand Worldwide, Inc.

(d)          Daniel B. Silvers holds a B.S. in Economics and an MBA from The Wharton School at the University of Pennsylvania.  He also holds a Corporate Governance Certification from the Director Education & Certification Program at the UCLA Anderson School of Management.  He is currently the Managing Member of Matthews Lane Capital Partners, LLC.  From March 2009 through June 2015, he served as President of SpringOwl Asset Management, LLC, an investment management firm.  From April 2009 through October 2010, he was President of Western Liberty Bancorp, an acquisition oriented holding company that acquired and recapitalized a community bank in Las Vegas, Nevada.  From 1999-2005, Silvers worked as a senior member of the real estate, gaming, and lodging investment banking group at Bear, Stearns & Co., Inc.  He currently sits on the board of Forestar Group, Inc. and India Hospitality Corp, and has previously served on the board of International Game Technology, Universal Health Services, Inc., and bwin.party digital entertainment plc.

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(e)          Chris D. Wheeler graduated from the California Institute of Technology with a degree in applied physics and holds an MBA from Harvard Graduate School of Business.  He is currently a partner at Triton Atlantic Partners, LLC, a real estate development and management company specializing in acquiring, developing, and managing residential, resort, multi-family and commercial projects in the United States and the Caribbean.  Mr. Wheeler previously served as Chairman and Chief Executive Officer of Gables Residential Trust, a real estate investment trust formerly listed on the NYSE that specialized in the development and management of multifamily residences.

48.         The Sessa Notice complied with the notice requirements of Article I, Section 11 of the bylaws of Ashford Prime.

49.         As provided in Article I, Section 11(a)(3)(I) of the bylaws, Sessa presented biographical information for the Sessa Candidates to the Board. The responses contained in each Sessa Candidate’s directors and officers questionnaire satisfied the requirements of the bylaws, specifically that the questionnaire “include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest.”

50.         In the Sessa Notice, Sessa requested that the Board approve the Sessa Candidates so that the election of the Sessa Candidates, if they were to prevail at the annual meeting and constitute a majority of the Board, would not be a Company Change of Control as defined in the Third Advisory Agreement.

51.         The Director Defendants have in bad faith failed to approve the Sessa Candidates in order to maintain and enhance the coercive and deterrent effect of the Proxy Penalty and thereby coerce Ashford Prime’s stockholders to vote for the Director Defendants and against the Sessa Candidates.

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52.         Sessa requested that approval of the Sessa Candidates be made by February 1, 2016, to provide Sessa with enough time to provide accurate information regarding the implications of electing the Sessa Candidates to stockholders and allow the proxy solicitation process to be conducted fairly. However, the Director Defendants have in bad faith failed to approve any of the Sessa Candidates.

53.         The failure to approve the Sessa Candidates impinges the free exercise of the stockholder franchise. The Director Defendants have a fiduciary duty to protect the stockholders’ right to make an un-coerced choice of directors and must approve the Sessa Candidates without delay in order to give Ashford Prime’s stockholders the free and unfettered ability to vote.

54.         On January 26, 2016, Ashford Prime requested additional information about the Sessa Candidates. The request for additional information was not for a legitimate purpose. The request sought details that are not relevant to the Board’s fiduciary obligation to allow the stockholders to freely exercise their franchise, nor was the additional information required to be disclosed in a proxy contest. The request was a further effort to disenfranchise the stockholders and entrench the Director Defendants. Despite the Board’s requests, on February 3, 2016, Sessa responded and provided additional information.

55.         On February 4, 2016, the Board again requested additional information and requested a meeting with the Sessa Candidates “in order to evaluate their candidacies.”

56.         Sessa responded to this letter and the Board’s questions on February 11, 2016, expressing a willingness to speak with the Board, but seeking an explanation of the purpose and objectives of any further evaluation of the Sessa Candidates by the Director Defendants. To further understand the scope of the Board’s requests, Sessa requested copies of the Director Defendants’ answers to the Ashford Prime director nominee questionnaire.

57.         To date, the Board has not responded to Sessa’s request for clarification.

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58.         In order to perpetuate themselves in office, the Director Defendants have in bad faith inflated their role in the election of directors. Rather than approve the Sessa Candidates and allow the stockholders to freely vote, the Director Defendants, in bad faith, have asserted that they are required by the bylaws and “its agreements with its creditors and counterparties” to “vet” and “evaluate” the Sessa Candidates and their qualifications before the Director Defendants may approve the Sessa Candidates for the purposes of the Proxy Penalty. No such obligation exists in the charter, bylaws, or other agreements. The Third Advisory Agreement simply states that the Proxy Penalty is not triggered if any individual becoming a director is “approved” or “recommended” by a majority of the incumbent Board, and there is no language in this provision requiring evaluation or vetting by the Director Defendants or establishing any qualifications to be a board member. The bylaws only require compliance with the advance notice requirements. Indeed, the only requirement to be a director listed in the bylaws is the requirement that the director be under the age of 70.

59.         Absent approval of the Sessa Candidates by the incumbent Board, the election of the Sessa Candidates will be a “Company Change of Control” under the Third Advisory Agreement. This will trigger an option for Ashford to terminate the Third Advisory Agreement and be paid the Termination Fee, which would cause significant financial harm to Ashford Prime.

60.         The Director Defendants have suggested that they will intentionally delay their approval of the Sessa Candidates until the Board files its definitive proxy statement with the SEC. The Director Defendants’ intentional delay in approving the Sessa Candidates is in bad faith, and improperly places the Sessa Candidates at an unfair competitive disadvantage in the proxy contest with the incumbent Board. The Director Defendants devised the Proxy Penalty for this specific purpose of creating leverage in a proxy contest, and they are maximizing its coercive effect on the stockholder vote by withholding approval of the Sessa Candidates.

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61.         The failure of the Board to approve the Sessa Candidates severely restricts the franchise rights of Ashford Prime’s stockholders and handicaps the candidacy of the Sessa Candidates. The potentially catastrophic financial repercussions triggered by the election of the Sessa Candidates without approval by the incumbent Board will discourage stockholders from voting for the Sessa Candidates, even though stockholders may believe that election of the Sessa Candidates is otherwise in their best interests.

62.         The Director Defendants have engaged in a communications campaign intended to threaten stockholders with the risk of the Proxy Penalty. In a February 4, 2016 filing with the SEC, the Board warned that Sessa’s proxy contest:

would allow Ashford LLC to terminate the advisory agreement and require Ashford Prime to pay a substantial Termination Fee to Ashford LLC upon such termination.

Similarly, in a press release on February 17, 2016, the Board continued its campaign of coercion, stating that “Sessa’s campaign seeks to elect a majority of Ashford Prime’s Board of Directors but fails to address the critical risks associated with taking such an action, including the potential triggering of a significant fee under the management agreement. . . .” In a press release on March 9, 2016, the Board warned that election of the Sessa Candidates would result in a “material erosion to shareholder value” because of the “significant termination payment to our advisor, which we estimate to be hundreds of millions of dollars relative to our current fully diluted market capitalization of approximately $340 million.”

63.         However, nowhere in Ashford Prime’s public statements does the Board disclose that it can simply approve (without recommending) the Sessa Candidates and thereby avoid the Termination Fee entirely. Even though the Board has admitted in court filings that it has the authority to approve the Sessa Candidates, the Director Defendants, in bad faith, have failed to disclose those facts for the purpose of and with the goal of frightening the stockholders into voting for the incumbent Board.

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64.         Indeed, the Director Defendants’ efforts to interfere with the stockholder franchise and entrench themselves with the Proxy Penalty and their failure to approve the Sessa Candidates is having its intended effect. A leading stock analyst recently said that because a change in control of Ashford Prime’s board would trigger the Proxy Penalty “shareholders would be best served by voting against Sessa’s nominees.”

65.         Pursuant to Md. Code Ann., Cts. & Jud. Proc. §3-403, an actual controversy exists between the respective parties because Sessa has properly nominated the Sessa Candidates and the Director Defendants have failed to approve them, and because the Proxy Penalty and Penny Preferred devised by the Defendants will prevent a fair election.

COUNT I

Breach of Fiduciary Duty

(Inclusion of Proxy Penalty in Third Advisory Agreement)

66.         Sessa incorporates each and every allegation above as if set forth in full herein.

67.         The Director Defendants owe Ashford Prime and its stockholders fiduciary duties of care, loyalty and good faith.

68.         By including the Proxy Penalty in the Third Advisory Agreement, the Director Defendants breached their fiduciary duties to Ashford Prime and its stockholders. The Proxy Penalty needlessly exposes Ashford Prime to a draconian and potentially catastrophic Termination Fee of hundreds of millions of dollars if the stockholders replace a majority of incumbent directors with individuals whose nomination has not been approved or recommended by the incumbent directors. The specter of the Proxy Penalty also coerces stockholders to vote for the Director Defendants and against candidates other than the incumbents. This is the primary purpose and effect of the Proxy Penalty.

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69.         The Proxy Penalty benefits only the Director Defendants and Ashford Advisors; it provides no benefits, only disadvantages, to Ashford Prime and its stockholders. The Proxy Penalty helps to unfairly entrench the Director Defendants in office. The Proxy Penalty, if triggered, will also result in a financial windfall to certain of the Director Defendants, including Bennett, who has more substantial ownership interests in Ashford Inc. than in Ashford Prime.

70.         Sessa is suffering and will continue to suffer irreparable harm unless it is granted injunctive relief. A fair election cannot be conducted under the specter of the Proxy Penalty. Stockholders may feel virtually compelled to vote for the Director Defendants and against the Sessa Candidates because of the threat of the Termination Fee. Monetary damages are difficult or impossible to calculate, and there is no adequate remedy at law.

COUNT II

Breach of Fiduciary Duty

(Failure to Approve Sessa Candidates)

71.         Sessa incorporates each and every allegation above as if set forth in full herein.

72.         The Director Defendants owe Sessa and the other stockholders of Ashford Prime, fiduciary duties of care, loyalty and good faith, including an obligation to protect the integrity of the corporate democracy. Stockholders are entitled under Maryland law to elect directors of their choosing and an incumbent board has a fiduciary duty to stockholders to conduct director elections with scrupulous fairness, and without any advantage conferred or denied to any slate of candidates.

73.         By failing to timely approve the Sessa Candidates for purposes of the Third Advisory Agreement and the credit agreement, the Director Defendants have breached their fiduciary duties.

74.         Under the unambiguous terms of the Proxy Penalty and the credit agreement, approval of the Sessa Candidates by a majority of the Director Defendants will prevent the Termination Fee from being imposed and prevent any adverse effect on Ashford Prime. It is plainly in the best interests of Ashford Prime and its stockholders to eliminate the risk that Ashford Prime will be forced to pay hundreds of millions of dollars if the Sessa Candidates are elected. Nevertheless, the Defendant Directors have refused to approve the Sessa Candidates in order to gain an unfair advantage in the election.

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75.         The Director Defendants have also breached their fiduciary duties by actively using the threat of the Proxy Penalty and the poison put to discourage Ashford Prime’s stockholders from voting in favor of the Sessa Candidates.

76.         Certain of the Director Defendants, including Bennett, would also benefit financially if the Termination Fee were to be assessed, due to their more substantial ownership interests in Ashford Inc.

77.         There is no good faith basis for the Director Defendants to withhold approval of the Sessa Candidates. The Sessa Candidates are unquestionably qualified to serve as directors, have submitted all information required by the bylaws, and Sessa has publicly filed its definitive proxy statement with the SEC, containing all information required to be included in a proxy statement by the SEC’s rules.

78.         Unless an injunction is issued requiring the Director Defendants to approve the Sessa Candidates, Sessa and other Ashford Prime stockholders will suffer irreparable harm. Monetary damages are difficult or impossible to calculate, and there is no adequate remedy at law available.

COUNT III

(Claim against Ashford Advisors for Aiding and Abetting Breach of Fiduciary Duty)

79.         Sessa incorporates each and every allegation above as if set forth in full herein.

80.         Including the Proxy Penalty in the Third Advisory Agreement was a breach of the Director Defendants’ fiduciary duties, especially the duty of loyalty, because the Proxy Penalty’s primary purpose was to entrench the Director Defendants.

81.         Ashford Advisors knowingly and substantially assisted the Director Defendants in including the Proxy Penalty in the Third Advisory Agreement.

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82.         Ashford Advisors knew that inclusion of the Proxy Penalty would severely impair the voting rights of Ashford Prime’s stockholders.

83.         Ashford Advisors thus knew or should have known that the Proxy Penalty was a breach of the Director Defendants’ fiduciary duties to the stockholders of Ashford Prime.

84.         Despite this knowledge, Ashford Advisors agreed to the Proxy Penalty in the Third Advisory Agreement. Ashford Advisors aided and abetted the Director Defendants’ breach of their fiduciary duties to the stockholders of Ashford Prime in order to obtain a potential financial windfall as a result of the Proxy Penalty.

85.         The Proxy Penalty is causing irreparable harm because monetary damages in this context are difficult or impossible to calculate, and there is no adequate remedy at law available.

COUNT IV

Breach of Fiduciary Duty

(Granting The Penny Preferred Stock)

86.         Sessa incorporates each and every allegation above as if set forth in full herein.

87.         On November 19, 2013, Ashford Prime, Ashford Prime’s subsidiary Ashford Prime OP Limited Partner LLC (“Ashford LP”), and the General Partner of Ashford OP entered into Ashford OP’s Amended and Restated Partnership Agreement (the “Partnership Agreement”). Ashford Prime is the sole member of the General Partner and Ashford LP, and thus both are controlled by Ashford Prime and the Director Defendants. Defendant Brooks executed the Partnership Agreement on behalf of the General Partner, Ashford LP, and Ashford Prime.

88.         As part of the spin-off of Ashford Prime, the limited partners of Ashford OP received partnership units based on their ownership of partnership units in Ashford Trust’s operating partnership.

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89.         Pursuant to the Partnership Agreement, limited partners of Ashford OP had the right to redeem their common limited partnership units for cash (the “Redemption Right”). If the Redemption Right was exercised, the General Partner, at the direction of Ashford Prime and the Director Defendants, had the option to issue common stock of Ashford Prime in lieu of cash. If a limited partner exercised the Redemption Right and Ashford Prime elected to issue stock, the redeeming limited partner would no longer own the limited partnership units, but instead would own common stock of Ashford Prime.

90.         Under the Partnership Agreement, the limited partners did not have voting rights on any matter brought before the stockholders of Ashford Prime. In addition, Ashford Trust, Ashford Prime and certain Director Defendants repeatedly assured existing and prospective stockholders of Ashford Prime that the holders of the limited partnership units would not have any voting rights.

91.         If a limited partner wanted to vote alongside Ashford Prime’s stockholders, the limited partner was required to buy stock like other stockholders or exercise the Redemption Right (subject to the General Partner’s option to redeem units for cash), while simultaneously forfeiting the redeemed limited partnership units. This would be a taxable exchange and would result in the realization and recognition of any deferred capital gain, as Ashford Prime disclosed as the first risk factor in a prospectus filed on July 20, 2015. This is common in REIT operating partnership agreements. Indeed, this is the same arrangement that still exists between Ashford Trust and the limited partners of its operating partnership.

92.         On February 1, 2016, after the commencement by Sessa of its proxy contest, the Director Defendants approved the issuance of the Penny Preferred to limited partners of Ashford OP, including a group consisting of the Director Defendants, Defendant Bennett’s father, and other Ashford Prime senior management. The primary purpose of the Penny Preferred is to dilute the stockholders’ voting power and to entrench the Director Defendants.

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93.         Ashford Prime has attempted to justify the Penny Preferred on the ground that Ashford Prime received benefits under an amendment to the Partnership Agreement (the “Second Partnership Agreement”). However, publicly-available information shows that Ashford Prime received only trivial concessions from the limited partners and the primary purpose and motivation of the Penny Preferred was to entrench the Director Defendants in office. Once again, Defendant Brooks executed the Second Partnership Agreement on behalf of all parties.

94.         By approving the issuance of the Penny Preferred, the Defendant Directors are attempting to perpetuate their control of Ashford Prime and find a tax loophole such that limited partners, including Defendant Bennett, his father, and senior management, can vote without exercising their Redemption Right and paying taxes. Ashford Prime, Sessa, and the other stockholders receive no meaningful benefit from this tax-savings scheme.

95.         Despite the representations of Ashford Prime, Ashford Trust, and certain Director Defendants on numerous occasions, including in filings with the SEC, that “the holders of such common units will not have any voting power on matters voted on by our stockholders as a result of such ownership,” the Penny Preferred, and the amendments added in the Second Partnership Agreement, will give Ashford OP limited partners the right to vote for director elections and other matters brought before Ashford Prime stockholders for a penny, a fraction of the market price that common stockholders paid to own and vote their shares. The issuance of the Penny Preferred will entitle Ashford OP limited partners to acquire 13.3% of Ashford Prime’s voting power for an aggregate of only $43,750. To obtain the same voting power, a stockholder would need to invest approximately $40 million based on the closing price of $10.44 for Ashford Prime common stock on March 11, 2016.

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96.         Despite Defendant Bennett’s and Ashford Prime’s repeated representations that Defendant Bennett, his father, and other senior management would not have any voting power alongside common stockholders as a result of their ownership of limited partnership units, if this scheme is allowed to proceed, Defendant Bennett will be entitled to subscribe for more than 1,270,000 shares of the Penny Preferred, or an additional approximately 3.9% of Ashford Prime’s voting power, and Defendant Bennett’s father will be entitled to subscribe for an additional approximately 2.6% of Ashford Prime’s voting power. Together senior management and related parties stand to receive nearly 10% of Ashford Prime’s outstanding voting power through the issuance of the Penny Preferred. As a result of this voting rights give-away, 13.3% of the voting power of the Plaintiff and the other common stockholders of Ashford Prime will be expropriated and transferred to limited partners of Ashford OP, Defendant Bennett, his father, senior management, and other related parties. The Director Defendants authorized the Penny Preferred for the purpose of disenfranchising their stockholders and entrenching the incumbent Board.

97.         The Director Defendant’s issuance of the Penny Preferred may cause Ashford Prime to be in violation of Sections 313.00(A), 312.03(b), and 303A.08 of the New York Stock Exchange Listed Company Manual, and could result in Ashford Prime being de-listed. These provisions are designed to protect stockholders’ rights, including those pertaining to the reduction of voting rights of common stockholders and requiring stockholder approval for stock issuances to insiders. The Director Defendants did not submit the Penny Preferred to the stockholders for approval.

98.         The Director Defendants owe Sessa, and the other stockholders of Ashford Prime, fiduciary duties, including the duties of loyalty and care.

99.         By causing Ashford Prime to authorize the Penny Preferred and attempting to expropriate the voting rights of common stockholders, the Director Defendants sold out its stockholders and entitled certain Director Defendants, Bennett’s father, and senior management to obtain substantial voting rights in Ashford Prime for roughly 1/1000 of the fair market value of Ashford Prime common stock with equivalent voting power.

100.        The expropriation and transfer of voting rights benefits the personal interests of the Director Defendants.

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101.        Establishing the Penny Preferred and amending the Partnership Agreement is a breach of the Director Defendants’ fiduciary duties, specifically, their duty of loyalty, because the purpose of the Penny Preferred is to entrench the Director Defendants in office by inflating the voting power of insider interests aligned with the Director Defendants and diluting the voting power of Sessa and the other stockholders.

102.        In exploiting their position of control over Ashford Prime and Ashford OP to promote their own self-interest in entrenchment at the expense of the voting rights of Plaintiff and other stockholders, the Director Defendants acted in bad faith and in a manner inconsistent with their fiduciary duties.

103.        Unless an injunction is issued prohibiting the issuance of the Penny Preferred Stock (or, if it has already been issued, requiring that it be rescinded and that the holders not be allowed to vote) in advance of the annual meeting, Sessa and other Ashford Prime stockholders will suffer irreparable harm. Monetary damages are difficult or impossible to calculate, and there is no adequate remedy at law available.

COUNT V

Declaratory Judgment

(Granting The Penny Preferred Stock)

104.        Sessa incorporates each and every allegation above as if set forth in full herein.

105.        An actual case or controversy exists as to:

a.	Whether the Proxy Penalty is valid and enforceable;

b.	Whether the Defendant Directors must approve the Sessa Candidates for purposes of the Proxy Penalty;

c.	Whether any Penny Preferred Stock that is issued is valid and entitled to vote;

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d.	Whether the Director Defendants have breached their fiduciary duties to Sessa and other stockholders by taking the actions and omissions pleaded above to entrench themselves and put the Sessa Candidates at a disadvantage in the election.

106.        Sessa is therefore entitled to a declaratory judgment addressing the foregoing matters.

PRAYER FOR RELIEF

WHEREFORE, Defendants request that this Court enter judgment in their favor and against the Plaintiff, and Sessa further requests that the Court enter judgment against the Counterclaim Defendant and Third Party Defendants as follows:

(a)          Declaring that the Director Defendants have breached their fiduciary duties by agreeing to the Proxy Penalty;

(b)          Declaring that the Director Defendants have breached their fiduciary duties by improperly refusing to approve the Sessa Candidates for purposes of the Advisory Agreement;

(c)          Declaring that the Proxy Penalty is invalid and unenforceable;

(d)          Declaring that the Director Defendants have breached their fiduciary duties by authorizing and/or issuing the Penny Preferred;

(e)          Declaring that Ashford Advisors have induced and/or aided and abetted the Director Defendants’ breaches of their fiduciary duties;

(f)          Entering a preliminary and permanent injunction requiring the Director Defendants to approve the Sessa Candidates for purposes of the Advisory Agreement;

(g)          Entering a preliminary and permanent injunction prohibiting the parties from paying or attempting to enforce the Proxy Penalty;

(h)          Entering a preliminary and permanent injunction prohibiting the parties from issuing the Penny Preferred, and if already issued, from counting any such votes;

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(i)          Awarding Defendants their costs and attorneys’ fees; and

(j)          Awarding such other and further relief as may be just and equitable.

Dated: March 14, 2016	SKIERMONT DERBY LLP

Of Counsel:	s/ Paul J. Skiermont

BARTLIT BECK HERMAN
PALENCHAR & SCOTT LLP

Glen E. Summers (Pro Hac Vice Pending)

Email: glen.summers@bartlit-beck.com

Joseph Doman (Pro Hac Vice Pending)

Email: joe.doman@bartlit-beck.com

1899 Wynkoop Street, 8th Floor

Denver, Colorado 80202

Telephone No. (303) 592-3100

Facsimile No.: (303) 592-3140

John D. Byars (Pro Hac Vice Pending)

Email: john.byars@bartlit-beck.com

Courthouse Place

54 W. Hubbard St., Suite 300

Chicago, Illinois 60654

Telephone No. (312) 494-4400

Facsimile No.: (312) 494-4440

Paul J. Skiermont

Texas State Bar No. 24033073

Email: pskiermont@skiermontderby.com

Eliot J. Walker

Texas State Bar No. 24058165

Email: ewalker@skiermontderby.com

Shellie Stephens

Texas State Bar No. 24079398

Email: sstephens@skiermontderby.com

2200 Ross Ave., Suite 4800W

Dallas, Texas 75201

Telephone No.: (214) 978-6600

Facsimile No.: (214) 978-6601

Attorneys for Defendants and Counterclaimant and Third-Party Claimant Sessa Capital (Master), L.P.

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CERTIFICATE OF SERVICE

The undersigned hereby certifies that all counsel of record who are deemed to have consented to electronic service are being served with a copy of this document via the Court’s CM/ECF system per Local Rule CV-5(a)(3). Any other counsel of record will be served by facsimile transmission and/or first class mail this 14th day of March, 2016.

Matthew G. Nielsen

matthewnielsen@andrewskurth.com

Bradley W. Foster

bradfoster@andrewskurth.com

Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201

Telephone No.: (214) 659-4400

Facsimile No.: (214) 659-4401

Martin L. Seidel

Martin.seidel@cwt.com

Nathan M. Bull

Jared Stanisci

Cadwalader, Wichersham & Taft LLP

200 Liberty Street

New York, New York 10281

Telephone No.: (212) 504-6000

Facsimile No.: (212) 406-6666

s/ Paul J. Skiermont
Paul J. Skiermont

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